                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

________________________________________________________________________________


                                [Notarial Deed]



                             INVESTMENT AGREEMENT

                                 BY AND AMONG

                             PORTAL SOFTWARE, INC.

                HELIANTHUS VERMOEGENSVERWALTUNGGESELLSCHAFT MBH



                                      AND

                       THE SHAREHOLDERS OF SOLUTION42 AG

                         Dated as of November 2, 2000



________________________________________________________________________________

                              INVESTMENT AGREEMENT

     This Investment Agreement (this "Agreement") is made and entered into as of November 2, 2000, by and among Portal Software, Inc., a Delaware corporation having its principal place of business at 10200 South De Anza Blvd, Cupertino, California, USA ("Parent"), each of the entities and individuals listed on Exhibit A (individually, a "Company Shareholder" and collectively, the "Company
---------
Shareholders"), Helianthus Vermogensverwaltunggesellschaft mbH (which is in the process of being renamed "Portal Solution GmbH"), a German limited liability company jointly owned by Parent and the Company Shareholders and registered in the commercial register of the local court Hamburg under HRB 76967 ("Newco") and Arno Schlosser as Shareholder Agent (the "Shareholder Agent").

                                    RECITALS

     A. Parent and the Company Shareholders have purchased all shares of Newco.

     B. Parent and the Company Shareholders in their capacity as the only shareholders in Newco have appointed Mr. John E. Little as sole managing director (Geschaftsfuhrer) of Newco and have resolved changes to the Articles of Association (Satzung) of Newco and share capital increases in Newco against contribution in kind (Kapitalerhohungen gegen Sacheinlagen) and have admitted Parent and the Company Shareholders respectively for subscription thereto (the "Share Capital Increases"). A copy of the aforementioned shareholders' resolutions of Newco is attached hereto as Exhibit B. The Company Shareholders desire to subscribe for the increase of the nominal amounts of the shares currently held by them in Newco pursuant to the Share Capital Increases and, in return, to contribute to Newco as a contribution in kind (Sacheinlage) all of the outstanding shares in solution42 AG, a German stock corporation registered in the commercial register of the local court Pinneberg under HRB 5080 (the "Company"),(the "Contribution and Transfer"), and Parent desires to subscribe for the increase of the nominal amount of the share currently held by it in Newco pursuant to the Share Capital Increases and to contribute to Newco as a contribution in kind (Sacheinlage) eight million (8,000,000) shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock"), in each case subject to the terms and conditions of this Agreement.

     C. The parties desire to grant each other certain put and call options on the terms set forth herein and in any ancillary agreements whereby the aggregate number of shares (or partial shares) held by the Company Shareholders in Newco immediately after the Contribution and Transfer and as increased in nominal amount pursuant to the Share Capital Increases (the "Exchangeable Shares") will be exchanged for an aggregate of seven million five hundred thousand (7,500,000) shares (subject to certain adjustments described herein) of Parent Common Stock.

     D. As a result of the Contribution and Transfer, the Company will be wholly-owned by Newco.

     E. Capitalized terms used herein, if not otherwise defined, shall have the meanings given to them in Article XI below.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                THE ACQUISITION

     1.1  Transfer of Company Capital Stock  Upon the terms and subject to the
          ---------------------------------
conditions set forth in this Agreement, the Company Shareholders shall contribute and transfer to Newco and Newco shall accept the transfer and contribution of all of the shares of Company Capital Stock held by Company Shareholders and the Company Shareholders shall surrender all stock certificates, if any, and other incidences of ownership, if any, held by the Company Shareholders at the Closing. Newco shall book such shares of Company Capital Stock with the historical acquisition costs for German tax purposes (Buchwert) of each Company Shareholder so that the contribution is tax neutral for the Company Shareholders ((S) 20 Reorganization Tax Act - UmwStG). Parent shall ensure that Newco at all times complies in full with its obligations pursuant to the preceding sentence.

     1.2  Consideration  The consideration for the transfer of all of the
          -------------
shares of Company Capital Stock (as defined in Section 2.2) shall be the increase of the nominal amounts of the shares held by the Company Shareholders in Newco by an aggregate nominal amount of Euro 3,649,350. The Exchangeable Shares are subject to the Put and Call Options (as defined below) that grant to the Company Shareholders the right to exchange their shares in Newco for delivery of in the aggregate seven million five hundred thousand (7,500,000) shares of Parent Common Stock (subject to certain adjustments described herein).

     1.3  Closing The consummation of the transactions contemplated hereby (the
          -------
"Closing") shall take place simultaneously with the notarization of this Agreement at the offices of Thomann, Fischer, Elisabethenstr.30, 4031 Baselor at such other location as the Company Shareholders and Parent shall mutually agree.

     1.4  Actions of Closing At Closing each party shall take the following
          ------------------
actions (to the extent not already executed in this Agreement) ascribed to it in the following order:

               (a)  Transfer and Contribution of Company Shares. Each Company
                    -------------------------------------------
Shareholder shall subscribe for the increase of the nominal amount of the share held by him or her in Newco by the nominal value (Nennbetrag) as listed for him on Schedule 1.4(a) pursuant to the conditions of the Share Capital Increases and shall contribute and transfer to Newco all of the shares of Company Capital Stock held by such Company Shareholder. The shares of Company Capital Stock thus contributed and transferred to Newco by the Company Shareholders shall represent, in aggregate, all issued and outstanding shares of Company Capital Stock.

               (b)  Transfer and Contribution of Parent Common Stock. Parent
                    ------------------------------------------------
shall subscribe for the increase of the nominal amount of the share held by it in Newco by the nominal value (Nennbetrag) of Euro 3,649,250 pursuant to the conditions of the Share Capital Increases and shall contribute and transfer to Newco eight million (8,000,000) shares of Parent Common Stock.

               (c)  Grant of Put Options.  Parent shall grant to the Company
                    --------------------
Shareholders the option to exchange, in full or in part or by way of successive exchanges (vollstandig, teilweise oder schrittweise) all of their shares in Newco in return for the applicable Put Option Prices specified in Section 1.7 and Article VII (the "Put Options").

               (d)  Grant of Call Option. The Company Shareholders shall grant
                    --------------------
to Parent the option to acquire all of their shares in Newco in return for the Call Option Consideration specified in Article VIII ( the "Call Options").

               (e)  Establishment of Escrow: Parent shall deposit with the
                    -----------------------
Escrow Agent 7.5 million shares of Parent Common Stock (the "Consideration Shares"), which the Escrow Agent shall segregate into three separate and segregated accounts: (i) 5,318,188 Consideration Shares (the "Base Portion Shares") shall be segregated and deposited into a subaccount called the Base Portion Fund for payment in accordance with Section 7.6; (ii) 1,500,000 Consideration Shares (the "Indemnification Shares") shall be segregated and deposited into a subaccount called the Indemnification Fund to be held as contemplated by Section 1.6; and (iii) 681,812 Consideration Shares (the "Earn-Out Shares") shall be segregated and deposited into a subaccount called the Earn-Out Fund for payment in accordance with Sections 1.7 and Article 7.

               (f)  Registration of Share Capital Increases. Newco shall apply
                    ---------------------------------------
for registration of the Share Capital Increases and the amendments to the Articles of Association of Newco with the commercial register of Newco.

     1.5  Standard Option Ratio "Standard Option Ratio" means the fraction the
          ---------------------
numerator of which is 7,500,000 and the denominator of which is 3,661,750. In the event of any stock split, reverse stock split, stock dividend, reorganization, reclassification, recapitalization or other change affecting the Parent Common Stock as a class between the date of this Agreement and the date on which all Exchangeable Shares have been exchanged for Parent Common Stock in accordance with the terms hereof, the Standard Option Ratio will be immediately proportionately and equitably adjusted so to ensure that the Company Shareholders receive commercially the same consideration as they would have received without such dilution, reclassification etc.

     1.6  Indemnification Shares The Indemnification Shares shall be held on the
          ----------------------
terms and conditions contained in Article VI to secure the indemnification obligations of the Company Shareholders contained in Article VI.

     1.7  Earn-Out
          --------

     (a)  Amount of Put Option III Price.  The "Put Option III Price" shall be a
          ------------------------------
number of Consideration Shares equal to the product of (i) the nominal amount of the Exchangeable Shares being sold pursuant to the relevant Put Option Sale and Assignment Agreement and (ii) the Standard Option Ratio and (iii) the Earn-Out Adjustment Ratio, where the "Earn-Out Adjustment Ratio" means the number of Remaining Employees divided by nine (9) . "Remaining Employees" shall mean those persons set forth in Exhibit C (the "Earn-Out Employees") who are still employed by the Company, Newco, Parent or another Affiliate of Parent on the second anniversary of Closing (the "Earn-Out Date"), provided, however, that any Earn-Out Employee (i) whose employment terminates as a result of death or becoming disabled while being employed by the Company, Newco, Parent or another Affiliate of Parent or (ii) whose employment with the Company, Newco, Parent or another Affiliate of Parent was terminated by the Company, Newco, Parent or another Affiliate of Parent during the period beginning on the Closing and ending on the Earn-Out Date without Cause shall be treated and included as a Remaining Employee. "Cause" shall mean the happening of one or more of the following events or of an event which would constitute cause within the meaning of (S) 626 German Civil Code:

               (i) the persistent failure (other than by reason of medically certified illness, disability or death) of the relevant Earn-Out Employee to render services to the Company, Newco, Parent or another Affiliate of Parent in accordance with his or her assigned duties (as specified in any applicable employment agreement) if such failure to render services to the Company, Newco, Parent or another Affiliate of Parent remains uncured for a period of thirty (30) days following delivery of written notice by the Company, Newco, Parent or another Affiliate of Parent to Earn-Out Employee identifying the basis of such failure;

               (ii) the conviction of the relevant Earn-Out Employee of a serious crime under the laws of Germany, the United States or any State thereof or any similar conviction under the federal, state or local laws of any other country;

               (iii) the commission by the relevant Earn-Out Employee of an act of fraud or embezzlement, material misconduct or gross negligence which results in a material loss, damage or injury to the Company, Newco or Parent or another Affiliate of Parent or is materially injurious to the reputation of the Company, Newco or Parent or another Affiliate of Parent; or

               (iv) any material breach by the relevant Earn-Out Employee of any ongoing obligations under this Agreement or such Earn-Out Employee's employment agreement or confidentiality or proprietary information agreement with the Company, Newco or Parent or another Affiliate of Parent, or the provisions of the relevant general employment policies of such entity (to the extent that they are binding on such Earn-Out Employee), which breach remains uncured for a period of thirty (30) days following delivery of written notice by the relevant entity to such Earn-Out Employee of such breach; provided, that, such cure period shall not be required for
                     --------  ----
     a breach which by its nature cannot be cured.

                       (b)    Determination of Put Option III Price.  No later
                              -------------------------------------
     than ten (10) Business Days following the Earn-Out Date, Parent shall provide to the Shareholder Agent and the Escrow Agent a written statement that sets forth in reasonable detail a calculation of the Put Option III Price (an "Earn-Out Determination"). If the Earn-Out Determination indicates that the Earn-Out Ratio is equal to one (1), then no action on the part of the Shareholder Agent shall be necessary and such Earn-Out Determination shall constitute the "Final Earn-Out Determination". In any other case, the Shareholder Agent shall notify the Escrow Agent and Parent in writing within twenty (20) Business Days of receipt of such Earn-Out Determination whether the Shareholder Agent disputes all or any part of such Earn-Out Determination, setting forth in reasonable detail the basis for the dispute (each an "Earn-Out Dispute Notice"). If the Shareholder Agent does not deliver an Earn-Out Dispute Notice within twenty (20) Business Days of receipt of an Earn-Out Determination or if the Shareholder Agent confirms his acceptance of an Earn-Out Determination in writing, such Earn-Out Determination shall constitute the Final Earn-Out Determination. In the event an Earn-Out Dispute Notice is delivered, Parent and the Shareholder Agent shall meet within ten (10) days of the delivery of such Earn-Out Dispute Notice to attempt to resolve such dispute in good faith. If a final resolution of such dispute is reached in writing, such resolution shall constitute the Final Earn-Out Determination. If no final resolution is reached in writing within fifteen (15) days of the delivery of such Earn-Out Dispute Notice after good faith negotiation, the final determination of the Put Option III Price shall be submitted to arbitration in accordance with the procedures set forth in Section 11.9. The Put Option III Price as specified in the Final Earn-Out Determination or determined by the arbitrators pursuant to the preceding sentence shall be final, binding and conclusive upon each Company Shareholder, the Shareholder Agent, the Company, Newco, Parent; and the Escrow Agent and the Escrow Agent shall be informed by Parent and the Shareholders Agent accordingly.

          (c)  Shareholder Agent.  The provisions of Section 6.2 (h) - (k) shall
               -----------------
apply to any and all acts by the Shareholder Agent in connection with this
Section 1.7. Any decision, act, consent or instruction of the Shareholder Agent in connection this Section 1.7 shall constitute a decision of all the Company Shareholders and shall be final, binding and conclusive upon each of such shareholders and Newco and Parent and the Escrow Agent may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of every such Company Shareholder. Each of the Company, Newco and Parent , the Escrow Agent and each of their respective successors and assigns is hereby relieved from any liability to any other party to this Agreement and each of their respective successors and assigns for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholder Agent.

          (d)  Escrow Agent.  The provisions of Section 6.2 (l) and (m) shall
               ------------
apply to any and all acts by the Escrow Agent in connection with this Section
1.7.

          (e)  No Assignment of Earn-Out Rights.  As long as the Earn-Out Shares
               --------------------------------
are still held by the Escrow Agent, no interest in the Earn-Out Shares or any portion thereof, no right to participate, in whole or in part, in the Earn-Out Shares, and no right to receive any distribution of securities in connection therewith may be assigned or transferred to any Person (whether by operation of law (except for inheritance), or in connection with any sale, assignment or other transfer of any shares of Company Capital (or any Newco or Parent securities issued in exchange therefor), and any attempt to do so will be void. The Earn-Out Shares and the provisions of this Section 1.7 relating to the Earn-Out Shares are intended solely for the benefit of the Company Shareholders and their heirs, if any. The right (if any) to receive the Earn-Out Shares shall be personal to the Company Shareholders and their heirs, if any, and such right shall not (x) attach to or run with such stock or any Newco or Parent securities issued in exchange therefor or (y) inure to the benefit of any purchaser, assignee or other transferee either of such stock or such Newco or Parent securities.

          (f)  Adjustments.  In the event of any stock split, reverse stock
               -----------
split, stock dividend, reorganization, reclassification, recapitalization or other change affecting the Parent Common Stock as a class between the date of the Closing and the payment of the Final Earn-Out Amount, the Earn-Out Shares will be immediately proportionately and equitably adjusted so to ensure that the Company Shareholders receive commercially the same consideration as they would have received without such dilution, reclassification etc.

          (g)  No Interest/Dividends.  No interest shall accrue or be paid on
               ---------------------
any portion of the Earn-Out Shares or any payment or distribution pursuant to
Section 1.7. Any dividends or other entitlements attaching to the Earn-Out Shares to be distributed to the Company Shareholders shall be held and distributed by the Escrow Agent to the Company Shareholders at the same time as underlying Parent Common Stock is distributed to the Company Shareholders in accordance with this Agreement.

          (h)  Fractional Shares.  No fractional Parent Common Stock shall be
               -----------------
issued pursuant to this Agreement or the distribution, if any, of the Earn-Out Shares. Instead, all Consideration Shares to which any Company Shareholder would be entitled, at any time, pursuant to this Agreement shall be aggregated, and such Company Shareholder shall receive that number of Consideration Shares equal to the nearest whole number of shares.



                                  ARTICLE II

                      GUARANTEES OF COMPANY SHAREHOLDERS

     Except as specifically set forth in the disclosure schedule attached as Schedule B hereto (the "Disclosure Schedule"), each Company Shareholder, severally but not jointly guarantees in the form of an independent guarantee (selbstandiges Garantieversprechen) as of the date of this Agreement to Parent that the statements set forth in this Article II are true and correct as of the date hereof, except for statements which speak as of a certain date, which are true and correct as of such date. The Disclosure Schedule will be deemed a part of the statements of the Company Shareholders under this Agreement and is numbered with corresponding numbered and lettered sections and subsections set forth below. The Disclosure Schedule shall provide an exception to or otherwise qualify or respond to the statements made by the Company Shareholders specifically referred to in such disclosure and any other statements of the Company Shareholders to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to such other statement. Parent confirms that it has received a CD Rom written on November 2, 2000 (the "CD Rom") from the Company Shareholders prior to the notarization of this Agreement. The Disclosure Schedule refers to certain documents. The Company Shareholders state to Parent that the documents referred to in the Disclosure Schedule are contained in the CD Rom. As used in this Article II, "knowledge" of a Company Shareholder means the knowledge of any Company Shareholder.

       2.1  Organization, Standing and Power  The Company is a corporation duly
            --------------------------------
organized and validly existing under the laws of Germany and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company is registered in the Commercial Register at the Local Court Pinneberg under HRB 5080. The Company has delivered to Parent or made available to Parent complete and correct copies of its (i) articles (Satzung) and all amendments (Anderungen der Satzung) to date (collectively the "Articles"), (ii) there are no management board or supervisory board minutes and (iii) the minutes of all shareholders' meetings are complete and accurate as of the date thereof. The information contained in the commercial register excerpt for the Company dated October 13, 2000 delivered to Parent is correct; no resolutions of the Company Shareholders have been passed, which are required to be registered in the Commercial Register and which have not been registered. The Company is not in violation of any provisions of the Articles.

               (b) The Company is not illiquid (zahlungsunfahig) or overindebted (uberschuldet); no illiquidity is threatening; the Company has not applied for and has no knowledge of any insolvency proceedings concerning the assets of the Company being applied for under the German Insolvency Code (Insolvenzordnung) and no circumstances exist pursuant to the German Insolvency Code or the Voidance Act (Anfechtungsgesetz) which could justify the voidance of this Agreement.

       2.2  Capital Structure  The authorized and issued capital stock of the
            -----------------
Company (the "Company Capital Stock") consists of stated capital of the Company of EUR 3,600,000, divided into 3,600,000 shares without nominal value ("Stuckaktien").

               (b) There are no other outstanding shares of Company Capital Stock or any other right to receive or purchase equity securities or securities convertible, exercisable or exchangeable for equity securities of the Company.

               (c) All outstanding shares of Company Capital Stock are validly issued, fully paid and nonassessable and no repayments have been made with respect to any Company Capital Stock. All outstanding shares of Company Capital Stock have been issued in compliance with all applicable laws. Other than the right to subscribe to newly issued securities, there are no options, warrants, calls, pre-emptive right (Vorkaufsrecht), right of first refusal (Vorerwerbsrecht), subscription right (Bezugsrecht), option right (Optionsrecht), conversion right (Wandlungsrecht), commitments or agreements of any character to which the Company is a party or by which the Company is bound that obligate the Company (whether now or in the future) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company's Capital Stock or that obligate the Company (whether now or in the future) to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

               (d) Exhibit A contains a complete and accurate list of, and the number of shares owned of record by, the holders of outstanding Company Capital Stock including the addresses of such holders. Exhibit A is complete and accurate on the date hereof. The shares of the Company Capital Stock to be contributed and transferred by the Company Shareholders to Newco constitute all of the issued and outstanding shares of the Company Capital Stock.

               (e) The Company is not a party or subject to any agreement or understanding, and, to the best of the Company Shareholders' knowledge, there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company.

       2.3  Subsidiaries The Company does not own or control, directly or
            ------------
indirectly, any corporation, partnership, business, trust or other entity (other than as disclosed in the Disclosure Schedule). The Company does not hold any equity (Kapitalbeteiligung) or voting interest (Stimmrechte) or other participation, in any third party, in particular holds no sub-participation or silent participation, and has not entered into any enterprise agreements within the meaning of (S)(S) 291 and 292 of the German Stock Corporation Act (AktG). The Company has not granted any letters of comfort (Patronatserklarungen). The Company has not loaned money to any third party which is currently outstanding except for accounts payable and similar forms of indebtedness entered into in the ordinary course of business consistent with past practice.

       2.4  Authority  The execution, delivery and performance of this
            ---------
Agreement does not and the performance and consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to the Company or its properties or assets, or conflict with or result in any conflict with, breach or violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or the loss of a benefit under, or result in the creation of a Lien on any of the properties or assets of the Company pursuant to (i) any provision of the Articles or (ii) any Material Contract.

               (b) Other than as expressly contemplated hereby or under cartel law or anti-trust law,or (S)(S) 20 et seq of the German Stock Corporation Act
(AktG), no consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether local, state or federal (a "Governmental Entity") in Germany, is required by or with respect to the Company or, to their best knowledge, any Company Shareholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

       2.5  Financial Statements The Company has furnished to Parent a complete
            --------------------
and accurate copy of its audited balance sheet as of December 31, 1999 and its audited statements of operations, for the year ended December 31, 1999 (collectively, the "December Financial Statements"), an audited pro-forma consolidated interim balance sheet as of July 31, 2000 and its audited pro-forma consolidated interim statements of operations for the seven month period ended July 31, 2000 (the "Interim Financial Statements and the December Financial Statements and the Interim Financial Statements together the "Financial Statements. The December Financial Statements and the Interim Financial Statements have been prepared completely and correctly applying, and in accordance with, generally accepted accounting principles ("GAAP") in Germany ("German GAAP") and the United States, respectively consistently applied throughout the periods presented and fairly present the financial position (Vermoegens-und Finanzlage) of the Company as of and at the dates thereof and the Company's results of operations for the periods then ended all as set forth in Section 264 II German

Commercial Code (HGB). The notes, if any, to the Financial Statements as at and for such period set forth in reasonable detail the Company's accounting policies, principles and methods with respect to capitalized software development costs. The Company has furnished to Parent a copy of the financial management report as of September 30, 2000 dated October 16, 2000 (the "Financial Management Report"), which was prepared in good faith and to the knowledge of the Company Shareholders' fairly and accurately presents the financial condition of the Company as of the date thereof in all material respects. The Company maintains a standard system of accounting in accordance with German GAAP. All of the Company's general ledgers, books and records are located at the Company's principal place of business.

       2.6  Payables; Receivables
            ---------------------

               (a) Section 2.6 of the Disclosure Schedule sets forth an aging of accounts payable of the Company in the aggregate and by creditor (for the periods 0-30 days, 30-90 days and greater than 90 days, if applicable) as of September 30, 2000.

               (b) Section 2.6 of the Disclosure Schedule sets forth an aging of all accounts and notes receivable of the Company in the aggregate and by debtor (for the periods 0-30 days, 30-90 days and greater than 90 days as of September 30, 2000). All accounts and notes receivable listed in Section 2.6(b) of the Disclosure Schedule (the "Accounts") are (i) valid, genuine and existing as of September 30, 2000 and (ii) to the best knowledge of the Company Shareholders, there are no facts to indicate that such accounts and notes receivable are not collectable in the ordinary course of business. To the best knowledge of the Company Shareholders, there are no facts giving rise to any defenses, setoffs or counterclaims in respect to all accounts and notes receivable of the Company. Except for the liens created by general business conditions of banks (relating to the attachment of funds held therein), no person has any lien on such Accounts or any part thereof.

       2.7  Compliance with Laws   The Company is in material compliance and has
            --------------------
conducted its businesses and operations so as to comply with all material laws, statutory provisions or public ordinances (gesetzlichen oder behordlichen Bestimmungen), rules and regulations, judgments, decrees or orders of any Governmental Entity, including, without limitation, German laws relating to immigration, naturalization, visas and other work permits, and the hiring of non -German citizens (and to the best knowledge of the Company Shareholders, all employees and former employees of the Company have complied with all such laws, rules and regulations while employed by the Company). There are no material judgments, orders, injunctions, investigations, hearings, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or businesses, and none are pending or to the best knowledge of the Company Shareholders threatened. The Company has not received any notice from any Governmental Entity of any material violation of laws or regulations. The Company is not subject to any administrative or criminal investigation, to the best knowledge of the Company Shareholders no such investi gation has been threatened, and to the best knowledge of the Company Shareholders there are no circumstances which would justify the initiation of such an investigation. The Company is in possession of all permits and licenses (offentlich-rechtliche Erlaubnisse) which are necessary to conduct its business as currently conducted (collectively the "Permits"). The Permits are in full force and effect (bestandskraftig), are not challenged (angefochten) by any third party, and to the best knowledge of the Company Shareholders, there are no circumstances which would justify such a challenge. No proceedings regarding a revocation (Widerruf) or withdrawal (Rucknahme) of any Permit have been initiated or to the best knowledge of the Company Shareholders, threatened, and to the best knowledge of the Company Shareholders, there are no circumstances which would justify the initiation of such proceedings. The Company is in full compliance with the Permits, including any ancillary provisions (Nebenbestimmungen) thereto.

       2.8  No Defaults  The Company is not, and it has not received notice that
            -----------
it is or would be with the passage of time, (i) in violation of any provision of its Articles or (ii) in default or violation of any term, condition or provision of any judgment, decree, order, injunction or stipulation applicable to the Company. The Company is not, and it has not received notice that it is or would be with the passage of time in material default or violation of any term or condition of any agreement, note, mortgage, indenture, law, statute, rule, regulation, Contract, lease, instrument, permit, concession, franchise or license to which the Company is a party or by which the Company or its properties or assets may be bound and there does not exist any facts which constitute an event of material default on the part of the Company under any of the above.

       2.9  Litigation
            ----------

                    (a) There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the Company Shareholders' knowledge, threatened against the Company or any of its officers, employees or directors related to their service to the Company. There is no action, suit or proceeding by the Company currently pending or which it intends to initiate. The Company has delivered to Parent correct and complete copies of all correspondence prepared by its counsel for the Company's independent public accountants in connection with the last completed audit of the Company's financial statements relating to any action, suit, proceeding, claim, arbitration or investigation pending or threatened against the Company and any such correspondence since the date of the last such audit.

                    (b) There are no facts or circumstances known to the Company or any Company Shareholder that could reasonably be expected to give rise to any action or proceeding against, relating to or affecting the Company or any of its assets and properties that, if determined adversely to the Company could have a materially adverse effect on its Business Condition; and

                    (c) The Company Shareholders have not received notice, and otherwise do not have knowledge of any judicial orders outstanding against the Company.

       2.10  Conduct in the Ordinary Course  Since July 31, 2000, the Company
             ------------------------------
has conducted its business in the ordinary course and there has not occurred:

                    (a) Any material and adverse change in the Business Condition from that reflected in the Financial Statements or Financial Management Report of the Company, including any material liabilities or obligations, other than the entering into of Contracts and agreements in the ordinary course of business;

          (b) Any damage, destruction or loss, whether covered by insurance or not, that individually or in the aggregate would have a material and adverse effect on the Business Condition of the Company;

          (c) Any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

          (d) Any approval or action to put into effect any general increase in any compensation or benefits payable to any class or group of employees of the Company, any increase in the compensation or benefits payable or to become payable by the Company to any of its directors, officers, or any of its employees whose total compensation after such increase would exceed Euro 100,000 per annum, or any bonus, service award, percentage compensation or other benefit paid, granted or accrued to or for the benefit of any such employee or the adoption or amendment in any material respect of any employee benefit plan or compensation commitment or any severance agreement or employment contract to which any such employee is a party, except the commitment to raise the salaries of the Company shareholders who are employees of the Company to current market rates.

          (e) Any Lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable arising as a matter of law or in the ordinary course of business;

          (f) Any (A) incurrence, assumption or guarantee by the Company of any debt for borrowed money other than trade indebtedness incurred in the ordinary course of business consistent with past practice; (B) waiver or compromise by it of a valuable right or of a debt owed to it; (C) satisfaction or discharge of any Lien, except liens satisfied or discharged as a matter of law or in the ordinary course of business ; (D) issuance or sale of any securities convertible into or exchangeable for debt securities of the Company; or (E) issuance or sale of options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any securities convertible into or exchangeable for any such debt securities;

          (g) Any entry into, amendment of, relinquishment, termination or nonrenewal by the Company of any contract, lease, or obligation other than in the ordinary course of business consistent with past practice;

          (h) Any transfer or grant of a right under the Company's Intellectual Property Rights (as defined in Section 2.18);

          (i) Any resignation or termination of employment of any of its Key Employees.

          (j) Any agreement made by the Company to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 2.10 untrue or incorrect as of the date when made.

  2.11  Absence of Undisclosed Liabilities  To the best knowledge of the Company
        ----------------------------------
Company Shareholders and the Company's Chief Financial Officer, except as disclosed or reflected in the

Financial Statements and except for liabilities and obligations arising after July 31, 2000 in the ordinary course of business which individually, or, if any series of liabilities or obligations are related, together in the aggregate, do not exceed $100,000 , the Company has no liabilities or obligations (whether absolute, accrued or contingent) of a character which, under German GAAP, should be accrued, shown, disclosed, reserved or indicated in an audited balance sheet of the Company (including the footnotes thereto).

       2.12    Complete Disclosure  The copies of all instruments, agreements,
               -------------------
other documents and written information delivered by the Company to Parent or its accountants or counsel are correct copies as of the date of delivery thereof. No statements made by the Company Shareholders in this Agreement or the agreements contemplated hereby, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by the Company Shareholders or their representatives to Parent pursuant hereto or thereto in connection with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances in which they were made, not misleading. To the best knowledge of the Company Shareholders, there is no presently existing event, fact or condition that adversely affects the Company's Business Condition to a material extent, or that could reasonably be expected to do so, which has not been set forth in this Agreement or the agreements contemplated hereby or otherwise disclosed by the Company to Parent in writing.

       2.13    Certain Agreements   Neither the execution and delivery of this
               ------------------
Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any employee, former employee or service provider of the Company under any Employee Benefit Plans (as defined in Section 2.14 below), (b) materially increase any compensation payable or other benefits payable under any Employee Benefit or Pension plans or (c) result in the acceleration of the time of payment or vesting of any such benefits.

       2.14    Employee Benefit Plans  Section 2.14 of the Disclosure Schedule
               ----------------------
includes a correct and complete list of all arrangements, whether of an individual or collective nature and including arrangements based on works custom (betriebliche Ubung), regarding (i) special payments, other than those payments required under the employment agreements set for in Section 2.14 of the Disclosure Schedules, such as anniversary, holiday or jubilee payments, bonuses and other incentives, other arrangements providing for success related benefits, and stock option, stock appreciation or similar rights (the "Employee Benefits") and (ii) pensions (betriebliche Altersversorgung); ("Pensions"), under which the Company has any obligations. All obligations due for payments and contributions with respect to the Employee Benefits and Pensions have been paid by the Company. The Employee Benefits and Pension programs have been administered in accordance with their terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations; and the Company has performed all obligations required to be performed by it in connection therewith, is not in any material respect in default under or violation of, and the Company Shareholders have no knowledge of any default or violation in connection therewith. The Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees or any governmental agency required to be filed, distributed or posted with respect to the Employee Benefits and Pensions. Except for mandatory social and health care benefits pursuant to applicable employment laws and except as set forth in the relevant employment and/or service agreements set forth in
Section 2.14 of the Disclosure Schedule, there are no (i) loans to any employee or director or Company Shareholder, (ii) supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit or dependent care, life insurance or accident insurance plans, programs or arrangements, (iii) bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees. All unsatisfied obligations of the Company for the benefit of, or relating to, any former employee, or director of the Company have been reflected in the Financial Statements or the Financial Management Report.

       2.15    Employee Matters    The Company has paid all wages, bonuses and
               ----------------
other payments that have become due to date and has withheld all amounts required to be withheld from the wages, salaries, and other payments to current and former employees. There are no strikes or labor disputes pending or, to the best knowledge of the Company Shareholders threatened, between the Company and any of its employees. The Company is not a party to any workers council agreements, agreements with trade unions, collective bargaining agreement or other labor union contract. No current employee of the Company set forth in the list required to be delivered pursuant to Section 2.22 has given notice to the Company, nor are the Company Shareholders otherwise aware, that any such employee intends to terminate his or her employment with the Company.

       2.16    Major Contracts     Except as set forth in Section 2.16 of the
               ---------------
Disclosure Schedule, the Company is not a party to or subject to any outstanding agreements listed as follows:

                    (a) any OEM agreement, reseller agreement, distribution agreement, minimum volume purchase agreement or joint venture contract or arrangement, agreements constituting partnerships (BGB-Gesellschaften) which provide for payments for more than US $5,000 per annum;

                    (b) any lease for real or personal property (Pachtvertrage) or any agreement on the acquisition or the sale of real estate or similar rights (grundstucksgleiche Rechte) not yet fully performed requiring annual payments in excess of US $15,000;

                    (c) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or securing indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed;

                    (d) except as set forth in Section 2.18 of the Disclosure Schedules, any license agreement relating to Intellectual Property, either as licensor or licensee;

          (e) any license agreement , either as licensor or licensee; except for such set forth in subparagraph (d) above requiring annual payments in excess of US $12,000;

          (f)  any lease for the lease of automobiles or other vehicles;

          (g) any agreement, contract or commitment purporting to limit or limiting or impairing the freedom of the Company to compete in any line of business in any geographic area, any business practice of the Company, any acquisition of property by the Company, or the continuation of the business of the Company as currently conducted

          (h) any agreement, contract or commitment relating to any purchase by the Company of property, plant and equipment or other physical assets in excess of US $50,000;

          (i) any agreement, contract or commitment relating to the disposition by the Company of any assets (other than Company Intellectual Property Rights) in excess of US $10,000;

          (j) any agreement, contract or commitment relating to the disposition or acquisition by the Company of any Company Intellectual Property Rights (as defined below);

          (k)  any agreement providing for research and development;

          (l) any agreement requiring the Company to market third-party products or technology;

          (m)  any consulting agreements;

          (n)  any marketing agreements;

          (o)  any out-sourcing agreements;

          (p)  any data warehousing agreement;

          (q)  any software maintenance support agreements;

          (r) any agreement in the context of the IPO contemplated by the Company and the Company Shareholders prior to the date hereof; or

          (s) Any other agreement, contract, letter of intent, memorandum of understanding or commitment which is material to the Company;

     Each agreement, contract, lease, instrument, concession, franchise, arrangement, license and commitment (each a "Contract") which is required to be set forth on Section 2.16 of the Disclosure Schedules (each a "Material Contract") (i) is valid and binding on the Company, (ii) is in effect, and (iii) to the best knowledge of the Company Shareholders, there has not been a breach by any other party thereto. The Company has not been notified that any party to any such Material Contract intends to cancel, withdraw, modify or amend such Material Contract other than those expiring pursuant to the terms thereof. The Company has performed all obligations required to be performed by it on or prior to the date hereof under each Material Contract, and the Company Shareholders are not aware of any facts from which it could reasonably be concluded that the Company or any other party thereto will not be able to perform all obligations required to be performed by the Company or such other party subsequent to the date hereof under each such agreement. No such Material Contract automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement. The Company has provided to Parent a true and complete copy (or, if none, reasonably complete and accurate written descriptions setting forth all material terms) of each Material Contract to be set forth in the Disclosure Schedules.

       2.17  Taxes All Tax returns, statements, reports and forms (including
             -----
without limitation estimated Tax returns and reports and information returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of the Company (collectively, the "Company Returns"), have been or will be properly completed and filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Closing have been or will be paid on or before such date. The Company has withheld and paid to the applicable Tax authority all amounts required to be withheld. The Company has not been granted any extension or waiver of the limitation period applicable to any Company Returns. There is no claim, audit, action, suit, proceeding, or investigation now pending or to the best of the Company Shareholders' knowledge, threatened (other than routine audits or investigations conducted by any Tax authority) against or with respect to the Company in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by the Company. There are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to the Company, adversely affect the liability of the Company for Taxes. Neither the Company nor any person on behalf of the Company has entered into any agreement or consent to extend any statutory review period. The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated, combined or unitary Tax returns) which includes a party other than the Company nor does the Company owe any amount under any such agreement. The Company has previously provided or made available to Parent true and correct copies of all the Company Returns (excluding those of the partners of the Company when it was still a KG) filed through the date of this Agreement. No tax liability has been created by the conversion of Camel from a KG into a stock corporation (AG). Except as may be required as a result of the consummation of the transactions set forth herein, the Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) as a result of transactions, events or accounting methods employed prior to the consummation of the transactions set forth herein. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax authority") responsible for the imposition of any such tax, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor in interest and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

       2.18   Intellectual Property.
              ---------------------

                    (a) The Company owns or is licensed or is otherwise entitled to exercise, without restriction, all Intellectual Property and intellectual property rights (gewerbliche Schutzrechte) used in the business or being currently developed by the Company, as currently conducted , without any conflict with or infringement of the rights of others (collectively, the "Company Intellectual Property Rights").

                    (b) The Disclosure Schedule lists: (A) all copyrights, patents, patent applications, utility models (Gebrauchsmuster), design patents (Geschmacksmuster), trademarks, service marks, tradenames owned by or licensed to the Company with respect to any Company Intellectual Property Rights; (B) the jurisdiction(s) in which an application for patent or application for registration, if any, of each such Company Intellectual Property Right has been made, including the respective application numbers and dates; (C) the jurisdiction(s), if any, in which each such Company Intellectual Property Right has been patented or registered, including the respective patent or registration numbers and dates; (D) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any other party is authorized to use, exercise, or receive any benefit from the Company Intellectual Property Rights or pursuant to which the Company licenses or sublicenses any intellectual property rights; and (E) all parties to whom the Company has delivered copies of or disclosed the Company's source code, whether pursuant to an escrow arrangement or otherwise, or parties who have the right to receive such source code. The Company Intellectual Property Rights constitute all Intellectual Property used in and/or necessary to the conduct of the business of the Company as conducted, including the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products of the Company (including products, technology or services currently under development).

                    (c) The Company is the owner or exclusive licensee of, with all right, title and interest in and to (free and clear of any Liens,), the Company Intellectual Property Rights and has the rights to use, sell, license, assign, transfer, convey or dispose thereof or the products, processes and materials covered thereby. The Company has the exclusive right to file, prosecute, and maintain all patent and trademark applications for Company Intellectual Property Rights and the patents and registrations that issue therefrom.

                    (d) All patents and registered trademarks, service marks and registered copyrights held by the Company are valid and enforceable.

                    (e) The Company has secured written assignments from all employees, consultants, service providers, contractors who contributed to the creation or development of the Company Intellectual Property Rights (collectively, "Service Providers") validly assigning his or her rights to the Company in all inventions, pending patent applications, all patents issued, copyrights, trademarks, works of authorship, trade secrets and all other Company Intellectual Property Rights developed by such Service Provider while working for or on behalf of the Company that relate to products, services or technology designed, developed, manufactured, licensed, sold, or marketed by the Company. The Company is not aware that any of its Service Providers are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would prevent any such service provider from assigning intellectual property to the Company. The Company has not utilized any intellectual property of any of its Service Providers (or people it currently intends to hire) made prior to their employment by or relationship with the Company and, to the best of the Company Shareholders' knowledge, no Service Provider is in violation of any term of any employment agreement (whether written or verbal), patent or trademark disclosure agreement or any other contract or agreement relating to the relationship of any such Service Provider with the Company or any term of any judgment, decree, or order, because of the nature of the business now conducted by the Company.

               (f) To the best of the Company Shareholders' knowledge, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including, without limitation, any Service Provider of the Company. The Company has not incorporated into its products any intellectual property rights of any third party, except as expressly permitted by written license agreements with such third party, including but not limited to any technology of LHS Systems or Talkline.

               (g)  The Company has not brought any actions or lawsuits alleging
(i) infringement of any of the Company Intellectual Property Rights or (ii) breach of any license, sublicense or other agreement authorizing another party to use the Company Intellectual Property Rights, and, to the best of the Company Shareholders' knowledge, there does not exist any facts which could form the basis of any such action or lawsuit. The Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Company Intellectual Property Rights.

               (h) No person has asserted or threatened to assert any claims with respect to the Company Intellectual Property Rights (i) contesting the right of the Company to use, exercise, receive, sell, license, transfer or dispose of any of the Company Intellectual Property Rights or any products, processes or materials covered thereby or (ii) challenging the ownership, validity or enforceability of any of the Company Intellectual Property Rights. No Company Intellectual Property Right is subject to any outstanding order, judgment, or decree, related to or restricting in any manner the licensing, assignment, transfer, use or conveyance thereof by the Company.

               (i) Other than standard third party "off the shelf" software (such as Microsoft Office) that is not used in the Company's products, the Disclosure Schedule separately lists (i) all copyrights, patents, patent applications, trademarks, service marks, and tradenames licensed to the Company ("In-Licensed Intellectual Property Rights"), and (ii) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use, exercise, or receive any benefit from any In-Licensed Intellectual Property Rights. The Company has delivered to Parent copies of all licenses, sublicenses and other agreements identified above. The Company is in compliance with all material terms and conditions of all such licenses, sublicenses, and other agreements. The Company Shareholders have no knowledge of any assertion, claim or threatened claim that the Company has breached any terms or conditions of such licenses, sublicenses, or other agreements.

               (j) The Company is not, nor will be as a result of the execution and delivery of this Agreement or the performance of the Company's and the Company Shareholder's obligations hereunder, in violation of, or lose or in any way impair any rights pursuant to any material license, sublicense or agreement described in Section 2.18 of the Disclosure Schedule.

               (k) The operation of the business of the Company as currently conducted including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any Person. The Company knows of no claims or basis for claims to the effect that the manufacture, marketing, license, sale or use of any product or service as now used or offered or proposed for use or sale by the Company infringes any Intellectual Property of any third party or violates any license or agreement with any third party. The Company has not received service of process or been charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any intellectual property and which has not been finally terminated prior to the date hereof; to the knowledge of the Company Shareholders, there are no such charges or claims outstanding

               (l) The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any third party Intellectual Property, the Company Intellectual Property Rights or In-Licensed Intellectual Property Rights, except as set forth in the license agreements with customers specified and delivered in accordance with 2.18(b).

               (m) The Company has taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all inventions, algorithms, formulas, schematics, technical drawings, ideas, know-how, processes not otherwise protected by patents or patent applications, source code, program listings, and trade secrets ("Confidential Information"). To the best of the Company Shareholders' knowledge, no person other than the Company has used, divulged or appropriated Confidential Information except pursuant to the terms of written agreements between the Company and such other persons.

               (n) Each item of registered Company Intellectual Property Right ("Registered Company Intellectual Property Right") is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Company Intellectual Property Right have been paid and all necessary documents and certificates in connection with such Registered Company Intellectual Property Right have been filed with the relevant patent, copyright, trademark or other authorities in Germany, the United

States or other foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Company Intellectual Property Rights.

               (o) No "freeware", "public domain" and "shareware" is incorporated into any product now or heretofore shipped by the Company.

       2.19  Title to Properties; Absence of Liens and Encumbrances; Condition
             -----------------------------------------------------------------
of Equipment
------------

               (a) Section 2.19(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property leased, utilized and/or operated by the Company (as lessor or lessee or otherwise) (the "Leased Real Property"), (ii) each parcel of owned property (the "Owned Property") and (ii) all Liens relating to or affecting any parcel of real property referred to in clause (i) or (ii) to which the Company is a party.

               (b) Except as disclosed in Section 2.19(b) of the Disclosure Schedule, the Owned Real Property and all improvements on the Leased Real Property (A) comply with and are operated in accordance with all applicable Liens, Approvals, Contracts, covenants and restrictions and (B) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such Owned Real Property and improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of the Company Shareholders, threatened against any of such real property or the improvements thereon.

               (c) The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Financial Statements and tangible personal property acquired since the Audited Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice. All tangible personal property owned (including plant, property and equipment) by the Company is free and clear of all Liens, and is in good working order and condition in all material respects, ordinary wear and tear excepted.

               (d) The Company is in possession of and has good and marketable title to all Owned Real Property free and clear of (i) all Liens, except for the mortgages (Grundpfandrechte) specified in Section 2.19 of the Disclosure Schedule or other encumbrances which could materially adversely affect the value of the real estate or its suitability for the business of the Company and (ii) any non-registered or otherwise pending transfer (Auflassung) or other disposition (Verfugung) or any sale, contribution or other contractual arrangement creating an obligation to transfer any real estate or to create, change or abolish any encumbrances. All development charges (Erschlie(Beta)ungsbeitrage) and other public charges payable with respect to the Owned Real Property which have become due as of the date of this Agreement have been fully paid.

       2.20  Environmental Matters     The Company (i) has obtained all
             ---------------------
applicable permits, licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment,(ii) is in material compliance with all terms and conditions of such required permits, licenses and authorization, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgement, notice or demand letter issued, entered, promulgated or approved thereunder, (iii) the Company Shareholder are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which could give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's (or any of its agents') manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material waste or substance or otherwise occurring on property leased or previously leased by the Company; and
(iv) there is no harmful impairment of the soil (Schadliche Bodenverand-erungen) or contaminated (Altlasten), as defined in the German Soil Protection Act, soil or groundwater at or under any of the properties owned or operated, leased or previously owned or leased by the Company. The Company has disclosed to Parent in the Disclosure Schedule (i) all permits relating to pollution or protection of the environment, it holds as of the date hereof, and (ii) all documents relating to tests previously conducted or to be conducted in the future for potential contamination at any of the Company's facilities, whether owned or leased, including soil and water tests.

       2.21  Insurance   The Disclosure Schedule lists all insurance policies
             ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors (in their capacity as such) of the Company (except automobile insurance policies), including the amounts of coverage under each such policy of the Company. All premiums payable under all such policies have been paid, and the Company is otherwise in full compliance with the terms of such policies (or other policies and bonds providing substantially similar insurance coverage). There is no claim pending under any such policies. The Company does not know of any threatened termination of, the invalidation of any coverage of or material premium increase with respect to, any of such policies. The Company shall continue to be entitled to the benefit or each insurance policy upon the consummation of the transactions contemplated hereby.

       2.22  Personnel   The Company has provided to Parent a list identifying
             ---------
all current directors, officers, employees of the Company as of a date within two weeks of the date hereof, setting forth the job title of, and salary (including bonuses and commissions and other forms of compensation) payable to each such person, a copy of which is included in the Disclosure Schedule. The Company has provided Parent with a form of the employment agreement entered into with of all current employees. Except as set forth in such employment agreements and as provided under applicable law, the Company has no obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with their termination of employment or service. In addition, no severance pay will become due to any the Company employees under any the Company agreement, plan or program as a result of the transactions set forth in this Agreement.

       2.23  Product Warranties; Defects; Liabilities   Each product
             ----------------------------------------
manufactured, sold, licensed out, leased out, or delivered by the Company and all services performed by the Company is and has been in substantial conformity with all applicable contractual commitments and all express and implied warranties. The Company has no liability, and to the knowledge of the Company Shareholders, there is no current reasonable basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any liability, for replacement or repair thereof or other damages in connection therewith. Except as set forth in the Material Contracts, no product manufactured, sold, licensed, leased or delivered by the Company is subject to any guaranty, lease or warranty beyond that implied or imposed by applicable law.

     2.24  Year 2000 Compliance   The Company's products are Year 2000
           --------------------
compliant.

     2.25  Related Party Transactions
           --------------------------

               (a) Except (i) as disclosed in Section 2.25(a) of the Disclosure Schedule (ii) for employment and service agreements (copies of which have been provided to Parent);(iii) for the lease and transfer of the Owned Real Property (for which the Company has no further obligation to the Company Shareholders that transferred such Owned Real Property to the Company); and (iv) for the loan dated November 19, 1998 from Rainer Zimmermann, in the aggregate principal amount of appr. EURO 2,250,000 (i) there are no Contracts or Liabilities between the Company, on the one hand, and (A) any current or former officer, director, shareholder, or to the knowledge of the Company Shareholders, any Affiliate or Associate of the Company or (B) any Person who, to the knowledge of the Company Shareholders, is an Associate of any such officer, director, shareholder or Affiliate, on the other hand, (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, shareholder, Affiliate or Associate, (iii) neither the Company nor any such current or former officer, director, shareholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, shareholder, Affiliate or Associate.

               (b) Except as disclosed in Section 2.25(b) of the Disclosure Schedule, each of the Contracts and Liabilities listed in Section 2.25(b) of the Disclosure Schedule was entered into or incurred, as the case may be, on terms no less favorable to the Company (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's-length basis on competitive terms. Any Contract to which the Company is a party and in which any director of the Company has a financial interest in such Contract was approved by a majority of the disinterested members of the Board of Directors of the Company and/or shareholders of the Company in accordance with applicable law.

     2.26 Brokers or Finders; Professional Fees   No agent, broker,
          -------------------------------------
investment banker or other firm or person is, or will be, entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except a fee payable to Drueker & Co. GmbH in an amount not to exceed 0.4 % of the value of the transaction contemplated by this Agreement. In connection with a possible initial public offering of its capital stock, the Company engaged West LB as its IPO banker. In connection with this engagement West LB may be entitled to receive fees expenses, commissions or other amounts arising from or in connection with the preparation of the IPO.

     2.27 Export Control Laws  The Company has conducted its export
          -------------------
transactions and other activities in accordance with applicable export control laws and regulations. Without limiting the foregoing, the Company Shareholders guarantee in the form of an independent guarantee (selbstandiges
Garantieversprechen) that:

          (a) The Company has obtained all export licenses and other approvals required, if any, for its exports of products, software and technologies from Germany;

          (b) The Company is in compliance with the terms of all applicable export licenses or other approvals;

          (c) There are no actions, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims;

          (d) No consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost; and

          (e) No products, services or technologies have been provided to any person or entity located in Afghanistan, North Korea, Iran, Iraq, Libya, Sudan, Yugoslavia, Cuba and Syria.

     2.28 Improper Business Practices   None of the activities or types of
          ---------------------------
conduct below have been or may have been or are being engaged in by the Company or any Company Shareholder or representative of the Company, either directly or indirectly:

          (a) Any bribes or kickbacks, or other payments of money or anything of value to government officials or their relatives, or any other payments to such persons, whether or not legal, to obtain, direct or retain business or to receive favorable treatment with regard to business; or

          (b) To the knowledge of the Company Shareholders, any bribes or kickbacks, or other payments of money or anything of value to persons other than government officials, or to relatives of such persons, or any other improper payments to such persons or their relatives, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business; or

          (c) Any illegal contributions made to any political party, political candidate or holder of governmental office; or

          (d) Any bank accounts, funds or pools of funds created or maintained without being reflected on the corporate books of account, or as to which the receipts and disbursements therefrom have not been reflected on such books; or

          (e) Any receipts or disbursements, the actual nature of which has been "disguised" or intentionally misrecorded on the corporate books of account; or

          (f) Fees paid to consultants or commercial agents which exceeded the reasonable value of the services purported to have been rendered; or

          (g) Any payments or reimbursements made to personnel of the Company for the purposes of enabling them to expend time or to make contributions or payments of the kind or for the purpose referred to in subparagraphs (a)-(f) above.

     2.29 Substantial Customers. Section 2.29 of the Disclosure Schedule lists
          ---------------------
the fifteen (15) largest customers of the Company on the basis of revenues collected or accrued for the most recent complete fiscal year. No such customer has ceased or materially reduced its purchases from the Company since July 31, 2000 or, to the knowledge of the Company Shareholders, has threatened to cease or materially reduce such purchases after the date hereof. .

     2.30 Financial Projections. The Company has made available to Parent
          ---------------------
certain financial projections with respect to the Company's business. Such projections were prepared in good faith and are based on assumptions believed by the Company to be reasonable as of the date of this Agreement;.

     2.31 Subsidies.  The Company has not been granted any public
          ---------
subsidies (Subventionen).

                                  ARTICLE III

                 ADDITIONAL GUARANTEES OF COMPANY SHAREHOLDERS

     Each Company Shareholder severally, but not jointly, guarantees in the form of an independent guarantee (selbstandiges Garantieversprechen) as of the date of this Agreement and the Closing date to Parent that the statements set forth in this Article III are true and correct as of the date hereof. The statements of each Company Shareholder are made by and on behalf of that Company Shareholder alone, and are not made by or on behalf of any other Company Shareholder.

     3.1  Authority
          ---------

               (a) Such Company Shareholder has all requisite power and authority to enter into this Agreement, to execute, deliver and perform its obligations hereunder, including the surrender of any stock certificates or other incidences of any equity ownership or rights and any Company Options to be surrendered by such Company Shareholder, and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

               (b) The execution and delivery of this Agreement does not and the performance and consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any agreement to which Company Shareholder is a party or to which the Company Capital Stock held by such Company Shareholder are subject or, to the best of such Company Shareholder's knowledge, any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to such Company Shareholder or the Company.

               (c) Except for cartel law approval, no consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any Governmental Entity in Germany is required by or with respect to such Company Shareholder in connection with the execution, delivery and performance of this Agreement by such Company Shareholder or the consummation by such Company Shareholder of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under state securities or blue sky laws in connection with the transactions set forth herein.

     3.2  Title to Company Capital Stock Good and marketable and unencumbered
          ------------------------------
title to all of the Company Capital Stock held by such Company Shareholder shall pass to Newco upon consummation of the transactions set forth in this Agreement. The shares set forth on Exhibit A next to each Company Shareholder's respective name represents all shares of Company Capital Stock and any related rights to any Company Capital Stock held by such Company Shareholder and such Company Shareholder holds unrestricted legal and beneficial title (uneingeschrankte rechtliche und wirtschaftliche Inhaberschaft) to such shares. Such Company Shareholder has no other ownership interest in Company or right to acquire any such ownership interest. The Company Capital Stock held by Shareholder is not encumbered (belastet) with any third party rights and not subject to (i) any trust arrangement (Treuhandverhaltnis), silent partnership (stille Beteiligung), sub-participation (Unterbeteiligung) or similar arrangement, (ii) any pending (noch nicht vollstandig erfullt) transfer (Ubertragung) or other disposition (Verfugung), (iii) any sale, contribution or other contractual arrangement creating an obligation to transfer or encumber any Shares or (iv) any shareholders resolution on the redemption (Einziehung) of shares.

     3.3  Third-Party Consents Except as contemplated by Section 3.1(c) and
          --------------------
other than spousal consents (all of which spousal consents have been obtained as of the date hereof), no consent or approval is needed from any third party in order to effect the sale or surrender of the Company Capital Stock held by such Company Shareholder.

                                   ARTICLE IV

                             GUARANTEES OF PARENT

     Parent guarantees in the form of an independent guarantee (selbstandiges Garantieversprechen) to the Company Shareholders that the statements set forth below are true and correct as of the date hereof. With the exception of the guarantees contained in Articles IV and elsewhere in this Agreement, Parent are entering into this Agreement under exclusion of all representations and warranties (unter Ausschlu[BETA] der Gewahrleistung im ubrigen) and none of the Company Shareholders shall have any warranty claims (Gewahrleistungsanspruche) based on rescission (Wandlung) or reduction of the purchase price (Minderung). Similarly, all claims of any Company Shareholder against Parent based on culpa in contrahendo or positive breach of contract (positive Vertragsverletzung) are excluded, and no Company Shareholder shall have any right to avoidance (Anfechtung) of, withdrawal (Rucktritt) from, or adjustment (Anpassung), dissolution (Auflosung) or reversal (Ruckabwicklung) of this Agreement (in whatever form), whether based on fundamental change of underlying circumstances (Wegfall der Geschaftsgrundlage) or on any other grounds whatsoever.

     4.1  Organization; Standing Parent is a corporation duly organized, validly
          ----------------------
existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Business Condition of Parent. Parent is not in violation of any of the provisions of its Certificates of Incorporation or By-laws.

     4.2  Authority Parent has all requisite corporate power and authority to
          ---------
enter into this Agreement, to execute, deliver and perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent . No vote of Parent stockholders is required in connection with the transactions set forth in this Agreement. This Agreement is a legal, valid and binding obligation of each of Parent enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the performance by each of Parent and Newco of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any statute, law, rule, regulation, judgement, order, decree or ordinance applicable to Parent or its properties or assets, or conflict with or result in any conflict with, breach, or violation or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or the loss of a benefit under, or result in the creation of a Lien on any of the properties or assets of pursuant to (i) Parent's Articles of Incorporation or By-laws or (ii) any material Contract to which Parent is a party or by which it is bound. Other than as expressly contemplated hereby or under cartel law or anti-trust law, no consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether local, state or federal in Germany or the United States, is required by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     4.3  Capital Structure
          -----------------

               (a) The authorized and issued capital stock of Parent (the "Parent Capital Stock") consists of 1,000,000,000 shares of common stock of which 163,362,213 shares were outstanding as of October 31, 2000 and 5,000,000 shares of preferred stock of which none are outstanding as of the date hereof. Except for stock options issued pursuant to the Parent

Employee Stock Option Plan and the Parent Employee Stock Purchase Plan, there are no other outstanding shares of Parent Capital Stock or any other right to receive or purchase equity Parent Capital Stock or Parent Capital Stock convertible, exercisable or exchangeable for equity Securities of Parent, except as contemplated by this Agreement.

               (b) All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable.

     4.4  SEC Filings
          -----------

               (a) Parent has made available to the Company Shareholders (by referring them to SEC's website at www.sec.gov) a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after May 6, 1999 and prior to the date of this Agreement (the "Parent SEC Reports"), which are all the forms, reports and
                     ------------------
documents required to be filed by Parent with the SEC since such date. The Parent SEC Reports (i) were prepared in accordance with and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

               (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

      4.5 Compliance with Laws Parent is not in conflict with, or in default
          --------------------
or violation of any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause Parent to incur any material liability or have a material and adverse effect upon Parent. No investigation or review by any governmental or regulatory body or authority is, to the knowledge of Parent, pending or threatened against Parent, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of material property by Parent or the conduct of business by Parent.

                                   ARTICLE V

                            ADDITIONAL AGREEMENTS OF
                      THE COMPANY SHAREHOLDERS AND PARENT

     5.1  Confidentiality
          ---------------

          The parties acknowledge that Parent and the Company have previously executed a non-disclosure agreement dated September 28, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Effective as of the Closing Date, the Confidentiality Agreement shall terminate and shall have no further effect.

     5.2  Public Disclosure Unless otherwise permitted by this Agreement, the
          -----------------
Company Shareholders on the one hand and Parent on the other, shall consult with before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and the Company Shareholders on the one hand and Parent on the other shall not issue any such press release or make any such statement or disclosure without the prior approval of Parent (which approval shall not be unreasonably withheld), except as required by law. The parties hereto intend to issue a joint press release announcing the execution of this Agreement and the transactions contemplated hereby and intend to mutually consult regarding the timing and form of such press release; provided however, in no event shall the the Company Shareholders issue any such press release before a press release issued by Parent, without the express consent of Parent.

     5.3  Consents; Cooperation
          ---------------------

               (a) Each of the parties hereto shall promptly apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents and approvals , if any, required to be obtained by it for the consummation of the transactions contemplated hereby. The parties hereto shall use their commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material Contracts of the Company in connection with the transactions contemplated hereby to ensure that such Contracts remain in full force and effect after the Closing, except where the failure to obtain such consents would not be reasonably likely to have a material and adverse effect on the Business Condition of the Company.

     5.4  Legal Requirements  Each of the Company and Parent will take all
          ------------------
reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.5  Efforts and Further Assurances; Waiver of Rights of First Refusal,
          ------------------------------------------------------------------
etc. Each of the parties to this Agreement shall use commercially reasonable
---
efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Each Company Shareholder hereby waives any rights of first offer, first refusal, co-sale, preemptive or similar rights that it has with respect to the transfer of any Company Capital Stock or Exchangeable Shares by any Company Shareholder to Parent or Newco, other than pursuant to the acceptance of the Put Option Offers and/or the Call Option Offers.

     5.6  Listing of Additional Shares. Promptly after the Closing, Parent
          ----------------------------
shall (i) file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the Consideration Shares to be delivered pursuant to this Agreement and (ii) cause such Consideration Shares to be authorized for listing on the NASDAQ National Market.

     5.7  Expenses.  All costs and expenses incurred in connection with the
          --------
negotiation and execution of this Agreement and the agreements, schedules and exhibits contemplated hereby and the consummation of the transactions hereby or thereby shall be paid by the party incurring the expense; provided, however, that if the Closing occurs, the investment banking fees payable to Drueker & Co. GmbH which shall not exceed the amount set forth in Section 2.26 will be paid by Parent and any out-of-pocket expenses incurred by the Company in connection with the Contribution and Transfer and the transactions contemplated in connection with this Agreement, including, without limitation, fees and expenses of legal counsel, financial advisers, brokers and accountants shall remain an obligation of the Company Shareholders and shall be paid by the Company Shareholders, and Parent, Newco and the Company shall have no obligation to pay any such expenses. If any fees, expenses, commissions or other amounts are due or become due to West LB from the Company or the Company Shareholders arising out of or in connection with the Company's initial public offering or the agreement with West LB relating thereto, such fees, expenses, commissions or other amounts shall remain an obligation of the Company Shareholders. Parent and Newco, and the Company shall have no obligation to pay any such fees, expenses, commissions or other amounts relating to such initial public offering.

     5.8  Sale of Shares.  The parties hereto acknowledge and agree that the
          --------------
securities to be issued or transferred by Parent pursuant to this Agreement shall constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and the securities issued by Parent shall remain "restricted securities" unless and until the registration statement described in Section 5.11 is declared effective by the U.S. Securities and Exchange Commission (the "SEC") ("Rule 144"). The certificates representing securities issued by Parent and Newco in connection with this Agreement shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act. It is acknowledged and understood that Parent and Newco are relying upon the representations made by each Company Shareholder under this Agreement in issuing securities under this Agreement.

          Within thirty (30) days after Closing, Parent shall offer to certain employees (the selection of which shall be at the sole and absolute discretion of Parent) of the Company employee stock options to purchase at least 130,000 shares of Parent Common Stock.

     5.10 Waiver of Rights. Each Company Shareholder hereby waives any rights of
          ----------------
first offer or refusal or similar rights (including any rights to notice) that he, she or it may have with respect to the transfer of any security to Parent pursuant to this Agreement including the Put and Call Options.

     5.11 Registration Statement. On or before the fifth Business Day after the
          ----------------------
Closing, Parent shall file with the SEC a registration statement on Form S-3 to register the Shares of Parent Common Stock that are issuable and to be delivered upon the exchange of Newco shares issued to the Company Shareholders in connection with the Contribution and Transfer (the "Registration Statement") and shall use their best efforts to have the Registration Statement declared effective as soon as possible after the filing thereof and keep the Registration Statement effective for a period of four years.

     5.12 Conduct of Business
          -------------------

     (a) Until the registration statement referred to in Section 5.12 has been declared effective, Newco undertakes vis-a-vis the Company Shareholders (i) not to engage in any business other than the holding and management of its shares in the Company or in Parent contributed to it pursuant to the Share Capital Increases and (ii) not to dispose or encumber in any manner any of such shares. Parent undertakes vis-a-vis the Company Shareholders to ensure that Newco complies with this undertaking.

     (b) If the Closing does not occur on the date of this Agreement for any reason, the Company Shareholders shall ensure that the Company operates in the ordinary course of business consistent with past practices.

     5.13 Tax Forms Each of the Company Shareholders shall provide to Parent and
          ---------
Newco an executed Form W-8 or W-9 (or any successor forms) properly reporting the transactions set forth in this Agreement.

     5.14 Interim Period
          --------------

     In the period between the date hereof and the date on which the Share Capital Increases and the other amendments to the Articles of Association of Newco have been registered in the commercial register of Newco, the parties hereto shall treat each other as if the Articles of Association, as amended, had become effective on the date hereof.

     5.15 Issuance of Consideration Shares
          --------------------------------

  Parent shall cause any Consideration Shares issued by Parent pursuant to the provisions of this Agreement to be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) free and clear of all Liens (other than those arising pursuant to the terms of this Agreement).

     5.16 Company Shareholders' Suretyships.  In Connection with Real
          ---------------------------------
Property

     Parent and the Company Shareholders shall use their best endeavors to ensure that the Company Shareholders who have provided guarantees with respect to the Owned Real Property, as soon as possible, are released from such guarantees . Until this has been achieved Parent shall indemnify the Company Shareholders for all Losses suffered or incurred by them as a result of, or in connection with such guarantees.


                                   ARTICLE VI

                              LIABILITY AND ESCROW

     6.1  Survival of Guarantees, Agreements and Covenants.
          ------------------------------------------------

               (a) Notwithstanding any investigation conducted at any time with regard thereto by Parent, Newco or their respective officers, directors, employees, or agents and except for any claims based upon, arising out of or in connection with any fraud or willful misconduct on the part of Company Shareholders (which claims shall survive indefinitely), the guarantees of the Company Shareholders set forth in this Agreement shall survive for a period of one (1) year after the Closing (the "Expiration Date") but each and every covenant and agreement of each party shall survive indefinitely the execution, delivery and performance of this Agreement; provided, however, that (A) the guarantees set forth under the captions "Title to Company Capital Stock" (Section 3.2) shall survive for a period of ten (10) years after the Closing with respect to the applicable Company Shareholder only, and (B) the representations and warranties set forth under the captions "Intellectual Property" (Section 2.18), and "Taxes" (Section 2.17) shall survive for a period of three (3) years after the Closing ((A)-(B) above to be referred to herein as the "Surviving Warranties"). No investigation made by or on behalf of Parent or Newco with respect to Company or the Company Shareholders shall be deemed to affect Parent' or Newco's reliance on the representations, warranties, covenants and agreements made by Company or the Company Shareholders contained in this Agreement and shall not be a waiver of Parent's rights to indemnity as herein provided for the breach or inaccuracy of or failure to perform or comply with any of Company's or the Company Shareholders' guarantees, covenants or agreements under this Agreement. After completion of the Closing, the Company Shareholders shall not be entitled to seek or obtain any contribution or compensation from the Company with respect to breaches of guarantees given hereunder by, or breach of covenants hereunder of, the Company at or prior to Closing.

               (b) As used in this Article VI, any reference to a guarantee or covenant contained in any section of this Agreement shall include the Schedules and Exhibits.

     6.2  Escrow Provisions.
          ------------------

               (a) Establishment of the Indemnification Fund.  At Closing, the
                   -----------------------------------------
Indemnification Shares, without any act of any Company Shareholder, shall be segregated by the Escrow Agent from the other Consideration Shares deposited by Parent pursuant to Section 1.4(e) with the Escrow Agent, such segregated shares to constitute the "Indemnification Fund" to be governed by the terms set forth herein. The parties intend to jointly appoint U.S. Bank Trust

National Association not be willing to act as Escrow Agent pursuant to this Agreement, the parties endeavor to jointly nominate another Escrow Agent as soon as possible.

          (b)  Indemnification and Recourse to the Indemnification
               ---------------------------------------------------
Fund/Limitation of Liability.  The Company Shareholders shall, and the
----------------------------
Indemnification Fund shall be available to, compensate and hold harmless Parent, for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by Parent, the Company, Newco and their respective officers, directors employees and Affiliates (collectively, the "Parent Indemnitees")(provided, however, that there shall be no duplication of claims) as a result of any breach of any guarantee, covenant or agreement of the Company or Company Shareholders contained herein or in any ancillary agreements or in any instrument delivered pursuant to this Agreement or any ancillary agreements; provided, however, that except for Losses resulting from a breach of the guarantees set forth under the headings "Authority" (Section 2.4), "Taxes" (Section 2.17), "Brokers or Finders; Professional Fees" (Section 2.26), "Authority" (Section 3.1), "Title to Company Capital Stock" (Section 3.2) or the related sections of the Disclosure Schedule and the covenant set forth in
Section 5.7 ("Expenses"), Parent may not make any claims against the Indemnification Fund unless and until (i) an individual Loss incurred or sustained exceeds US $10,000 (a Loss exceeding such an amount being a "Non-De Minimis Loss") and (ii) the aggregate Non-De Minimis Losses incurred or sustained exceed US $1,000,000 (the "Deductible Amount") (at which time claims may be made only for such Losses incurred or sustained in excess of $1,000,000); provided, however, that if any Non-De Minimis Losses incurred or sustained by any Parent Indemnitee as a result of any breach of the guarantees set forth under the heading "Intellectual Property" (Section 2.18) or the related sections of the Disclosure Schedule (an "IP Loss") or any related or series of similar or related IP Losses exceed $250,000, such IP Loss or IP Losses, as the case may be, shall be recoverable without regard to the threshold amounts set forth in
(i) and (ii) above (i.e. with regard to the de minimis threshold and the Deductible Amount). Notwithstanding the foregoing, any related or series of similar or related Losses which individually do not exceed $10,000, but exceed such amount in the aggregate, shall be deemed and considered as Non-De Minimis Losses for purposes of the threshold described above. The dollar threshold set forth in (i) and (ii) above shall not apply to Losses resulting from any breach, violation or inaccuracy in or omission from any of the representations and warranties and guarantees set forth under the headings "Authority" (Section 2.4), "Taxes" (Section 2.17), "Brokers or Finders; Professional Fees" (Section 2.29), "Authority" (Section 3.1) and "Title to Capital Stock" (Section 3.2) or the related sections of the Disclosure Schedule and the covenant set forth in
Section 5.7 ("Expenses"), which shall be recoverable without respect to any such threshold amount. The Company Shareholders shall not have any liability whatsoever for a breach of any guarantee under Articles 2 and 3 and elsewhere in this Agreement in excess of the recourse of Parent against the Indemnification Fund, except (i) in the event of fraud or willful misconduct (i.e., an intentional breach of a guarantee, but excluding a negligent breach (it being understood that whilst the Company Shareholders have no reason to believe that any of the guarantees given by them in this Agreement are breached, the parties acknowledge that the guarantees made and given by the Company Shareholders hereunder are made and given following limited enquiries only and, in respect of matters which do not fall into the area of responsibility (if any) of the relevant Company Shareholder within the Company, only following enquires with such members of the managing board of the Company which are Company Shareholders) by the Company Shareholder of any of their guarantees and (ii) for liability arising from any breach of any of the guarantees set forth under the Surviving Warranties and the covenant set forth in Section 5.7 ("Expenses"), or respectively, the related sections of the Disclosure Schedule. In the case of (i) of the preceding sentence Parent, Newco and each of the other Parent Indemnities shall have all remedies available at law or in equity (including for tort) with respect to such breach provided however that each Company Shareholder who was not guilty of such fraud or willful misconduct shall not have any liability in excess of the total Market Price of the Consideration Shares received or receivable by him. In the case of (ii) of the second preceding sentence no Company Shareholders shall have any liability in excess of the totalMarket Price of the Consideration Shares received or receivable by him. The amount of any Loss that may be recoverable by Parent pursuant to Section 6.2 shall be reduced to the extent (i) the claim arises out of, or is affected by, any changes in the factual position or legal situation (Anderung der Sach- oder Rechtslage) (including, without limitation, changes to case law (Rechtsprechung) or administrative practice which occur after the Closing Date, other than a change in the rate of Tax; (ii) Parent or an Affiliate of Parent actually received indemnification with respect to such Loss]; or (iii) Parent or any of its Affiliates (including the Company) willfully or negligently contributed to the relevant Losses after the date hereof. With the exception of the guarantees contained in Articles II and III and elsewhere in this Agreement, the Company Shareholders are entering into this Agreement under exclusion of all representations and warranties (unter Ausschlu [BETA] der Gewahrleistung im ubrigen) and, except as provided for in this paragraph (b) and elsewhere in this Agreement, none of the Parent Indemnitees shall have any warranty claims (Gewahrleistungsanspruche) whatsoever, irrespective of whether these are in respect of rescission (Wandlung), reduction of the purchase price (Minderung) or damages. Similarly, all claims of any Parent Indemnitee against any Company Shareholder based on culpa in contrahendo or positive breach of contract (positive Vertragsverletzung) are excluded, and no parent Indemnitee shall have any right to avoidance (Anfechtung) of, withdrawal (Rucktritt) from, or adjustment (Anpassung), dissolution (Auflosung) or reversal (Ruckabwicklung) of this Agreement (in whatever form), whether based on fundamental change of underlying circumstances (Wegfall der Geschaftsgrundlage) or on any other grounds whatsoever. To the extent shares of Parent Common Stock remaining in the Indemnification Fund are available for satisfaction of claims, Parent shall first attempt to seek indemnification from the Indemnification Fund. Each Company Shareholder shall be entitled to deliver Consideration Shares received by him or cash to satisfy claims of Parent for breach of guarantees; such Consideration Shares shall be valued at the Market Price for purposes of satisfaction of such claims.

          (c)  Escrow Period; Distribution of Indemnification Fund upon
               --------------------------------------------------------
Termination of Escrow Period.  Subject to the following provisions, the
----------------------------
Indemnification Fund shall be in existence from the Closing and shall terminate
---------------
at 5:00 p.m., Pacific Time, on the Expiration Date (the period of time from the Closing through and including the Expiration Date is referred to herein as the

"Indemnification Period"); and all shares of Parent Common Stock remaining in
----------------
the Indemnification Fund shall be transferred to a new segregated fund called
    ---------------
the "Post Indemnification Fund" to be distributed in accordance with Section 7.6
          ---------------
upon acceptance of the Put Option II Offer and/or the Call Option Offer specified in Articles 7 and 8; provided, however, that the Indemnification
                                                           ---------------
Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent or Newco, subject to the objection of the Shareholder Agent and the subsequent arbitration of the matter in the manner as provided in Section 6.2(g), to satisfy any unsatisfied claims under this
Article VI concerning facts and circumstances existing prior to the termination of such Indemnification Period which claims are specified in any Officer's
        ---------------
Certificate delivered to the Escrow Agent in accordance with paragraph (e) below prior to termination of such Indemnification Period. As soon as all such claims, if any, have been resolved, the Escrow Agent shall transfer the remaining portion of the Indemnification Fund not required to satisfy such claims to the
               ---------------
Post Indemnification Fund.
     ---------------

             (d)    Protection of Escrow Funds.
                    --------------------------

                    (i) The Escrow Agent shall hold and safeguard the Indemnification Fund, Post Indemnification Fund, Base Portion Fund and the
     --------------             ---------------
     Earn-Out Fund (together the "Escrow Funds") until such time as all Consideration Shares, New Shares and dividends in respect of either have been distributed out from such Escrow Funds in accordance with Sections 1.7, 6.2 and Art. VII and / or Art. VIII, shall treat such Escrow Funds as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                    (ii) Any shares of Parent Common Stock or other securities issued or distributed by Parent ("New Shares") or cash dividends in respect of shares of Parent Common Stock in the Escrow Funds which have not been released from the such Escrow Fund shall be added to such Escrow Funds. New Shares issued in respect of or cash dividends on Parent Common Stock which have been released from such Esrow Funds shall not be added to such Escrow Funds but shall be distributed to the record holders thereof.

             (e)    Claims Upon Indemnification Fund.
                    --------------------------------

                    (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Indemnification Period of a certificate signed by any officer of Parent, Newco, or any other Parent Indemnitee (an "Officer's Certificate"): (A) stating that Parent, Newco or another Parent Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any breach (or any claim by any third party alleging, constituting or involving a breach) of any guarantee, covenant or agreement of the Company Shareholders contained in this Agreement or in any ancillary agreements or in any instrument or agreement delivered pursuant to this Agreement or any ancillary agreements, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the breach of guarantee or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of
     Section 6.2(g), deliver to Parent out of the Indemnification Fund, as promptly as practicable Parent Common Stock held in the Indemnification Fund in an amount equal to such Losses. Where the basis for a claim upon the Indemnification Fund by Parent is that Parent, Newco or other Parent Indemnitee reasonably anticipates that it will pay or accrue a Loss, no payment will be made from the Indemnification Fund for such Loss unless and until such Loss is actually paid or accrued.

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent, Newco or other Parent Indemnitees out of the Escrow Fund pursuant to Section 6.2, the shares of Parent Common Stock shall be valued at the Market Price.

          (f)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Agent and for a period of twenty (20) Business Days after such delivery, the Escrow Agent shall make no delivery to Parent of any Parent Common Stock pursuant to Section 6.2(e) unless the Escrow Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such twenty (20) Business Day period, the Escrow Agent shall make delivery of Parent Common Stock from the Indemnification Fund in accordance with Section 6.2(e), provided that no such payment or delivery may be made if the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such twenty (20) Business Day period.

          (g)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Shareholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Agent and Parent, Newco or other Parent Indemnitee shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and Parent, Newco or other Parent Indemnitee should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute Parent Common Stock from the Indemnification Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent on the one hand or the Shareholder Agent on the other may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted in accordance with the rules contained in Section 11.9. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 6.2(f), the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Indemnification Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) For purposes of this Section 6.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent, Newco or the other Parent Indemnitee, as the case may be, shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent, Newco or other Parent Indemnitee less than the sum of one-half of the disputed amount of any Losses, plus any amounts not in dispute; otherwise, the Company Shareholder(s) as represented by the Shareholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

               (h)  Shareholder Agent of the Shareholders; Power of Attorney.
                    --------------------------------------------------------

                    (i) Effective on the date hereof, each Company Shareholder hereby appoints Arno Schlosser as agent and attorney-in-fact (the "Shareholder Agent") for and on behalf of each Company Shareholder, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock from the Indemnification Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to enter into amendments and supplements to this Agreement or any ancillary agreement, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Shareholder Agent may not be removed unless holders of more than fifty percent (50%) interest in the Indemnification Fund agree to such removal and to the identity of the substituted shareholder agent. In addition, Shareholder Agent may resign as Shareholder Agent upon thirty
     (30) days prior written notice to Parent and the Company Shareholders, provided that such resignation shall not be effective until a successor Shareholder Agent is elected by the Company Shareholders in accordance with this Agreement. Any vacancy in the position of Shareholder Agent may be filled by approval of the holders of more that fifty percent (50%) of the Indemnification Fund. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall not receive compensation for his services. Notices or communications to or from the Shareholder Agent shall constitute notice to or from each of the Company Shareholders.

                    (ii) The Shareholder Agent shall not incur any liability with respect to any action taken or suffered by him or omitted hereunder as Shareholder Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholder Agent may, in all questions arising hereunder, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Shareholder Agent based on such advice, the Shareholder Agent shall not be liable to anyone. The Shareholder Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Shareholder Agent.

                    (iii) The Shareholder Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholder Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree in writing to treat such information confidentially).

                         (i)  Actions of the Shareholder Agent. A decision, act,
                              --------------------------------
consent or instruction of the Shareholder Agent shall constitute a decision of all the Company Shareholders for whom a portion of the Consideration Shares otherwise issuable to them is deposited in the Indemnification Fund and shall be final, binding and conclusive upon each of such Company Shareholders, and the Escrow Agent, Parent and Newco may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of every such Company Shareholder. The Escrow Agent, Parent and Newco are hereby relieved from any liability to any Company Shareholder or the Shareholder Agent for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

                         (j)  Third-Party Claims. In the event Parent or other
                              ------------------
Parent Indemnitee becomes aware of a third-party claim (a "Third Party Claim") which Parent or other Indemnitee reasonably expects may result in a demand against the Indemnification Fund, Parent or other Parent Indemnitee shall notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the Company Shareholders, shall be entitled, at their expense, to participate in any defense of such claim. Parent or other Parent Indemnitee shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if Parent or other Parent Indemnitee settles any Third Party Claim without the Shareholder Agent's consent (which consent shall not be unreasonably withheld or delayed), Parent or other Parent Indemnitee may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Parent or other Parent Indemnitee in such settlement. In the event that the Shareholder Agent has consented to any such settlement, the Shareholder Agent shall have no power or authority to object under any provision of this
Article VI to the amount of any claim by Parent or other Parent Indemnitee against the Escrow Fund with respect to the amount of Losses incurred by Parent or other Parent Indemnitee in such settlement.

                         (k)  Indemnification for Shareholder Agent. The Company
                              -------------------------------------
Shareholders shall, jointly and severally, indemnify, defend and hold the Shareholder Agent harmless from and against any loss, damage, tax, liability and expense that may be incurred or paid by the Shareholder Agent arising out of or in connection with the acceptance or administration of the Shareholder Agent's duties, except as caused by the Shareholder Agent's gross negligence or willful misconduct, including legal costs and expenses of defending the Shareholder Agent against any claim or liability in connection with the performance of the Shareholder Agent's duties. The Shareholder Agent shall be entitled to such indemnification from the Escrow Fund prior to any distribution thereof to the Shareholders, but no such indemnification shall be paid to the Shareholder Agent from the Indemnification Fund until after the Expiration Date and after the final termination of the Indemnification Period (as the same may be extended) in accordance with Section 6.2(c), after any distributions from the Indemnification Fund have been made to Parent and no amount shall be paid to the Shareholder Agent from the Indemnification Fund at any time in the absence of reasonable documentation thereof.

                         (l)    Escrow Agent's Duties.
                                ---------------------

                      (i)     Limitation on Duties of Escrow Agent. The Escrow
                              ------------------------------------
     Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                      (ii)    Compliance with Orders. The Escrow Agent is hereby
                              ----------------------
     expressly authorized to comply with and obey Orders of any court of law or Governmental Entity, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such Order, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

                      (iii)   Limitations on Liability of Escrow Agent. The
                              ----------------------------------------
     Escrow Agent shall not be liable in any respect on account of (A) the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder; or (B) the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                      (iv)    Good Faith of Escrow Agent. In performing any
                              --------------------------
     duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                      (v)     Non-responsibility of Escrow Agent. If any
                              ----------------------------------
     controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for any damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                      (vi)    Indemnification of Escrow Agent. Parent and its
                              -------------------------------
     successors and assigns agrees to indemnify and hold the Escrow Agent harmless against any and all Losses incurred by the Escrow Agent (other than any losses resulting from the gross negligence or willful misconduct of Escrow Agent) in connection with the performance of the Escrow Agent's duties under this Agreement, including any litigation arising from this Agreement or involving its subject matter.

                      (vii)   Resignation of Escrow Agent.  The Escrow Agent may
                              ---------------------------
     resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: Parent and the Shareholder Agent shall use their reasonable best efforts to mutually agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the Parent and the Shareholder Agent fail to agree upon a successor Escrow Agent within such time, the Escrow Agent shall have the right to appoint a successor Escrow Agent authorized to do business in the State of California and that has under management $100 million of assets. The successor Escrow Agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

               (m) Fees.  All fees of the Escrow Agent for performance of
                   ----
its duties hereunder shall be paid by Parent. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Parent agrees to pay these sums upon demand.

     6.3  Registration Statement Indemnification
          --------------------------------------

          (a) Notwithstanding anything to the contrary in this Agreement, the parties agree that their respective obligations under Section 5.11 of this Agreement and the registration of the shares of the Parent Common Stock provided for therein shall be subject to the following indemnification provisions and not to the other provisions of this Article VI.


          (b) To the extent permitted by law, Parent will indemnify each Company Shareholder, each of its officers and directors and each person controlling such Company Shareholder with the meaning of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act, against all claims, losses, damages or liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document filed pursuant to Section 5.11 hereof, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of the Securities Act or the Exchange Act or any other federal or state rule or regulation applicable to Parent in connection with any such registration, qualification or compliance, and Parent will reimburse each such Company Shareholder and each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity agreement contained in this Section 6.3 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to Parent, controlling person or underwriter specifically for use therein, or the failure of such Company Shareholder to deliver a Prospectus that was delivered to the Company Stockholder prior to a sale or sales by such Company Shareholder.

          (c) Each Company Shareholder will, severally and not jointly, indemnify Parent, each of its directors and officers, each underwriter, if any, of Parent's securities covered by such a registration statement, prospectus, offering circular or other document filed pursuant to Section 5.11 hereof, each person who controls Parent or such underwriter within the meaning of the Securities Act, and each other Company Shareholder, each of its officers, directors, partners and each person controlling such Company Shareholder within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Company Shareholder of the Securities Act or the Exchange Act or any other federal or state rule or regulation applicable to such Company Shareholder in connection with such registration, qualification, or compliance, and will reimburse Parent, such Company Shareholder, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to Parent by a Company Shareholder.







                                  ARTICLE VII

                       COMPANY SHAREHOLDERS' PUT OPTIONS
                       ---------------------------------

     7.1  Put Options I
          -------------

     (a)  Put Option I Offers.  Parent hereby irrevocably offers to each of the
          -------------------
Company Shareholders (each a "Put Option I Offer" and together the "Put Option I Offers") to purchase and acquire from such Company Shareholder all or any part of the Exchangeable Share(s) which the relevant Company Shareholder holds on each date on which the Put Option I Offer is accepted by or on behalf of such Company Shareholder at the Put Option I Price (as defined below), provided however that the maximum aggregate nominal amount (Nennbetrag) of the Exchangeable Shares in respect of which any Company Shareholder may accept the Put Option I Offer made to him pursuant to this sentence shall not exceed an amount in Euro equal to the aggregate nominal amount of the Exchangeable Shares held by such Company Shareholder upon the Share Capital Increases becoming effective multiplied by a fraction, the numerator of which is 5,318,188 and the denominator of which is 7,500,000.

     (b)  Acceptance of Put Option I Offers. Each Company Shareholder may, at
          ---------------------------------
any time after the Closing, accept the Put Option I Offer made to him pursuant to paragraph (a) above in full or in part or by way of successive acceptances (vollstandig, teilweise oder schrittweise) by means of one or more declarations to this effect being made by (or by the Shareholder Agent on behalf of) such Company Shareholder in notarized (notariell beurkundete) form (each such notarized declaration a "Put Option I Declaration of Acceptance") and a copy of the relevant Put Option I Declaration of Acceptance being physically delivered or transmitted by fax to the Escrow Agent.

     (c)  Put Option I Price.  The "Put Option I Price" shall be a number of
          ------------------
Consideration Shares equal to the product of (i) the nominal amount of the Exchangeable Shares being sold pursuant to the relevant Put Option Sale and Assignment Agreement and (ii) the Standard Option Ratio.

     7.2  Put Options II
          --------------

     (a)  Put Option II Offers.  Parent hereby irrevocably offers to each of the
          --------------------
Company Shareholders (each a "Put Option II Offer" and together the "Put Option II Offers") to purchase and acquire from such Company Shareholder all or any part of the Exchangeable Share(s) which the relevant Company Shareholder holds on each date on which the Put Option II Offer is accepted by or on behalf of such Company Shareholder at the Put Option II Price (as defined below), provided however that the maximum aggregate nominal amount (Nennbetrag) of the Exchangeable Shares in respect of which any Company Shareholder may accept the Put Option II Offer made to him pursuant to this sentence shall not exceed an amount in Euro equal to the aggregate nominal amount of the Exchangeable Shares held by such Company Shareholder upon the Share Capital Increases becoming effective multiplied by a fraction the numerator of which is 1,500,000 and the denominator of which is 7,500,000.

    (b) Acceptance of Put Option II Offers.  Each Company Shareholder may, at
        ----------------------------------
any time after the Expiration Date, accept the Put Option II Offer made to him pursuant to paragraph (a) above in full or in part or by way of successive acceptances (vollstandig, teilweise oder schrittweise) by means of one or more declarations to this effect being made by (or by the Shareholder Agent on behalf of) such Company Shareholder in notarized (notariell beurkundete) form (each such notarized declaration a "Put Option II Declaration of Acceptance") and a copy of the relevant Put Option II Declaration of Acceptance being physically delivered or transmitted by fax to the Escrow Agent.

    (c) Put Option II Price.  The "Put Option II Price" shall be a number of
        -------------------
Consideration Shares equal to the product of (i) the nominal amount of the Exchangeable Shares being sold pursuant to the relevant Put Option Sale and Assignment Agreement and (ii) the Standard Option Ratio and (iii) the Indemnification Adjustment Ratio, where the Indemnification Adjustment Ratio means a fraction the numerator of which is the aggregate number of Indemnification Shares transferable, pursuant to Section 6.2 (c), to the Post Indemnification Fund and the denominator of which is 1,500,000.

    7.3 Put Options III
        ---------------

    (a) Put Option III Offers.  Parent hereby irrevocably offers to each of the
        ---------------------
Company Shareholders (each a "Put Option III Offer" and together the "Put Option III Offers") to purchase and acquire from such Company Shareholder all or any part of the Exchangeable Share(s) which the relevant Company Shareholder holds on each date on which the Put Option III Offer is accepted by or on behalf of such Company Shareholder at the Put Option III Price (as defined in Section 1.7 above), provided however that the maximum aggregate nominal amount (Nennbetrag) of the Exchangeable Shares in respect of which any Company Shareholder may accept the Put Option III Offer made to him pursuant to this sentence shall not exceed an amount in Euro equal to the aggregate nominal amount of the Exchangeable Shares held by such Company Shareholder upon the Share Capital Increases becoming effective multiplied by a fraction the numerator of which is 681,812 and the denominator of which is 7,500,000.

    (b) Acceptance of Put Option III Offers.  Each Company Shareholder may, at
        -----------------------------------
any time after the Earn-Out Date, accept the Put Option III Offer made to him pursuant to paragraph (a) above in full or in part or by way of successive acceptances (vollstandig, teilweise oder schrittweise) by means of one or more declarations to this effect being made by (or by the Shareholder Agent on behalf of) such Company Shareholder in notarized (notariell beurkundete) form (each such notarized declaration a "Put Option III Declaration of Acceptance") and a copy of the relevant Put Option III Declaration of Acceptance being physically delivered or transmitted by fax to the Escrow Agent.

    (c)  Put Option III Price.  The definition of the Put Option III Price may
         --------------------
be found in Section 1.7.

    7.4  Put Option Declarations of Acceptance.  Each Put Option Declaration of
         -------------------------------------
Acceptance shall specify:

    (a) the Company Shareholder by or on whose behalf the Put Option Declaration of Acceptance is being made;

    (b) the Exchangeable Shares held by such Company Shareholder on the date of the Put Option Declaration of Acceptance;

    (c) whether the Put Option Offer being accepted by means of such Put Option Declaration of Acceptance is the Put Option I Offer, the Put Option II Offer or the Put Option III Offer;

    (d) whether the acceptance of the relevant Put Option Offer by means of such Put Option Declaration of Acceptance requires the splitting (Teilung) of one or more Exchangeable Shares by the relevant Company Shareholder and, if so, the nominal amount of the Exchangeable Share being split and the nominal amount of the partial shares (Teilgeschaftsanteile) resulting therefrom;

    (e) the Exchangeable Share or partial share (the nominal amount of which shall be an integral multiple of Euro 50 and shall not be less than Euro 100) being sold and assigned pursuant to the Put Option Declaration of Acceptance; and

    (f) where possible, the Put Option Price payable in respect of the Exchangeable Share(s) being sold and assigned pursuant to such Put Option Declaration of Acceptance.

    7.5  Put Option Sale and Assignment Agreements.  Upon receipt by the Escrow
         -----------------------------------------
Agent (physically or by fax) of a copy of a Put Option Declaration of Acceptance, there shall immediately come into being (zustande kommen) between the Company Shareholder by whom (or on whose behalf) the Put Option Declaration of Acceptance has been made (for the one part) and Parent (for the other part) in respect of such Exchangeable Shares (or partial shares) as have been specified in the Put Option Declaration of Acceptance pursuant to Section 7.4
(e) above, a share sale and assignment agreement in the form of Schedule 7.5 (each such agreement a "Put Option Sale and Assignment Agreement"), but subject to the following modifications:

    (a) the name of the Company Shareholder specified in the Put Option Declaration of Acceptance pursuant to Section 7.4 (a) shall be deemed to have been inserted in place of the "." contained in the specification of the "Vendor" at the beginning of Schedule 7.5;

    (b) the description of the Exchangeable Shares held by the relevant Company Shareholder contained in the Put Option Declaration of Acceptance pursuant to
Section 7.4 (b) above shall be deemed to have been inserted in place of the "." contained in Recital (B) of

Schedule 7.5 and the Put Option Offer specified as the Put Option Offer being accepted pursuant to Section 7.4(c) above shall be deemed to have been inserted in place of the "." contained in Recital (D) of Schedule 7.5;

    (c) if, pursuant to Section 7.2 (c) above, the Put Option Declaration of Acceptance has stated that

         (i) the splitting of one or more Exchangeable Shares by the relevant Company Shareholder is necessary, the details of the nominal amounts of the Exchangeable Shares being split and the partial shares resulting therefrom shall be deemed to have been inserted in place of the "."s contained in Clause 2 of Schedule 7.5;

         (ii) the splitting of one or more Exchangeable Shares by the relevant Company Shareholder is not necessary, Clause 2 of Schedule 7.5 shall be deemed to have been deleted and left blank (ersatzlos gestrichen);

    (d) the description of the Exchangeable Share(s) and/or partial Exchangeable Share(s) specified in the Put Option Declaration of Acceptance pursuant to Section 7.2 (e) above shall be deemed to have been inserted in place of the "." contained in Clause 3.1 of Schedule 7.5; and

    (e) the "Put Option Price" for the purposes of such Put Option Sale and Assignment Agreement shall be:

         (i) if and to the extent that the Put Option Declaration of Acceptance relates to an acceptance of a Put Option I Offer, the Put Option I Price;

         (ii) if and to the extent that the Put Option Declaration of Acceptance relates to an acceptance of a Put Option II Offer, the Put Option II Price; and

         (iii) if and to the extent that the Put Option Declaration of Acceptance relates to an acceptance of a Put Option III Offer, the Put Option III Price.

    7.6  Payment of Put Option Price.
         ---------------------------

    On or before the Second Business Day after receipt (physically or by facsimile) by the Escrow Agent of a copy of any Put Option Declaration of Acceptance (or, where the relevant Put Option Price cannot yet be calculated on such date, within 2 Business Days after the date on which it can be calculated), the Escrow Agent shall deliver by facsimile in accordance with Section 11.2 to Parent, the Shareholder Agent and the Company Shareholder by whom (or on whose behalf) the Put Option Declaration of Acceptance has been made (together the "Relevant Parties") a calculation of the Put Option Price (each a "Put Option Price Calculation"). If a Relevant Party disagrees with or disputes such Put Option Price Calculation, it shall on or before the second Business Day immediately following receipt of such Put Option Price Calculation from the Escrow Agent, send by facsimile to the Escrow Agent and the other Relevant Parties a notice ("Calculation Dispute Notice") to this effect, whereupon the Relevant Parties shall resolve such dispute in accordance with Section 11.9. If none of the Relevant Parties delivers a Calculation Dispute Notice within the period referred to in the preceding sentence, the Put Option Price Calculation shall be final and binding for the purposes of the relevant Put Option

Declaration of Acceptance. Upon the Put Option Price becoming final and binding pursuant to the preceding sentence (or, as the case may be, being finally determined in accordance with Section 11.9), the Escrow Agent shall, for and on behalf of Parent, pay the Put Option Price by transferring the relevant number of Consideration Shares to the relevant Company Shareholder out of the relevant Escrow Funds.

    7.7   Binding Nature of Put Option Offers.  Each Put Option Offer may be
          -----------------------------------
accepted by the relevant Company Shareholder under any circumstances whatsoever, irrespective of any events or developments (whether foreseeable or unforeseeable) which might in the meantime have occurred. Parent hereby expressly acknowledges that it shall be obliged to perform each Put Option Sale and Assignment Agreement even where this would constitute a particularly grave hardship for Parent, and Parent hereby waives all defenses and objections which it might otherwise be able to raise in such a case with regard to the performance of the Put Option Sale and Assignment Agreement, provided, however, that the foregoing shall in no way limit or restrict the right of Parent to set off or use other remedies to satisfy claims and amounts due to Parent from such Company Shareholder pursuant to this Agreement.

    7.8   Definitions.  "Put Option Offer" shall mean the Put Option I Offer,
          -----------
the Put Option II Offer or the Put Option III Offer (as the case may be). "Put Option Declaration of Acceptance" shall mean a Put Option I Declaration of Acceptance, a Put Option II Declaration of Acceptance or a Put Option III Declaration of Acceptance (as the case may be). "Put Option Price" shall mean the Put Option I Price, the Put Option II Price or the Put Option III Price (as the case may be).

    7.9   Fractions.  Where the provisos contained in Sections 7.1 (a), 7.2 (a)
          ---------
and/or 7.3 concerning the maximum aggregate nominal amounts (Nennbetrage) of the Exchangeable Shares in respect of which any Company Shareholder may accept the various Put Option Offers would otherwise result in a Company Shareholder holding an Exchangeable Share which he would be unable to require Parent to purchase and acquire from him pursuant to the Put Option I Offer, the Put Option II Offer or the Put Option III Offer, such Company Shareholder shall be entitled to accept the Put Option I Offer, Put Option II Offer and/or the Put Option III Offer in respect of such Exchangeable Share by means of a single Put Option Declaration of Acceptance, in which case such Company Shareholder shall specify in the Put Option Declaration of Acceptance the extent to which such Exchangeable Share is being sold and transferred to Parent on the terms and conditions of the Put Option I Offer, the Put Option II Offer and/or the Put Option III Offer (provided, always, that the maximum aggregate nominal amount specified in the above-mentioned provisos shall not thereby be exceeded). Upon receipt by the Escrow Agent (physically or by fax) of a copy of such Put Option Declaration of Acceptance, there shall immediately come into being (zustande kommen) between the relevant Company Shareholder and Parent in respect of such Exchangeable Share a Put Option Sale and Assignment Agreement under which the Put Option Price shall be made up partly of the Put Option I Price, the Put Option II Price and/or the Put Option III Price in accordance with the provisions of Section 7.5 (e) above.

    7.10  Assignment Agreements.  For reasons of convenience only, the parties
          ---------------------
will consider entering into complete assignment agreements when an Offer is accepted.

                                 ARTICLE VIII

                             PARENT'S CALL OPTION
                             --------------------

     8.1  Call Option Offers.  Each of the Company Shareholders hereby
          ------------------
irrevocably offers to Parent (each a "Call Option Offer" and together the "Call Option Offers") to sell and transfer to Parent for an aggregate consideration in the amount of the Call Option Consideration (as defined below) all Exchangables Shares which such Company Shareholder holds on the date on which the Call Option Offer made by such Company Shareholder is accepted.

    8.2   Acceptance.  Subject to the limitations on acceptance contained in
          ----------
Section 8.3, Parent may accept each Call Option Offer in full but not in part (vollstandig, aber nicht teilweise) by making a declaration to this effect in notarized (notariell beurkundeter) form (each such declaration a "Call Option Declaration of Acceptance") and physically delivering or transmitting by fax a copy of such Call Option Declaration of Acceptance to the Shareholder Agent. Each Call Option Declaration of Acceptance shall specify:

     (a) the Company Shareholder whose Call Option Offer is thereby being accepted;

     (b) the Exchangeable Share(s) held by such Company Shareholder on the date of the Call Option Declaration of Acceptance.

     (c) the Exchangeable Share(s) being purchased and acquired by Parent pursuant to the Call Option Declaration of Acceptance.

     8.3  Limitations on Acceptance of Call Option Offers.  The Call Option
          -----------------------------------------------
Offers may only be accepted by Parent in the following circumstances and in accordance with the following provisions:

(a) if at any time after the effectiveness of the Registration Statement referred to in Section 5.11 Parent undergoes a Change of Control, Parent may, at any time during a period of one month prior to and two months following such Change of Control, accept the Call Option Offers in respect of all (but not merely some) of the Exchangeable Shares still held by the Company Shareholders on the date of such acceptance; A "Change in Control" shall be deemed to occur in the event of a change in ownership or control of Parent effected through any of the following transactions: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of Parent's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of Parent's assets; or (iii) the amalgamation, directly or indirectly, by any person or related group of persons (other than Parent or a person that directly or indirectly controls, is controlled by, or is under common control with, Parent) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act ) of securities possessing more than fifty percent (50%) of the total combined voting power of Parent's outstanding securities pursuant to a tender or exchange offer made directly to Parent's stockholders.

(b) if on the later of (i) the date of effectiveness of the Registration Statement referred to in Section 5.11 and (ii) May 02, 2002 one or more of the Company Shareholders still holds Exchangeable Shares, Parent may, at any time after such later date accept the Call Option Offers in respect of all (but not merely some) of the Exchangeable Shares still held by the Company Shareholders on the date of such acceptance.

(c) if at any time any Company Shareholder transfers or attempts to transfer to a person other than Parent or Newco any interest in Newco or any interest in the Exchangeable Share held by such Company Shareholder, Parent may at any time accept the Call Option Offer made by such Company Shareholder in respect of all (but not merely some) of the Exchangeable Shares still held by such Company Shareholder on the date of such acceptance.

(d) if at any time hereafter insolvency proceedings are opened (and not terminated (aufgehoben)) within a period of four weeks following the opening of such proceedings) in respect of the assets of any Company Shareholder, Parent may accept the Call Option Offer in respect of (but only in respect of) all of the Exchangeable Shares held by such Company Shareholder.

(e) if at any time hereafter an Exchangeable Share held by any Company Shareholder is attached (gepfandet) and such attachment is not released (aufgehoben) within a period of four weeks after it becomes effective, Parent may accept the Call Option Offer in respect of such Exchangeable Share.

     8.4

     Call Option Sale and Assignment Agreement. Upon receipt by the Shareholder
     -----------------------------------------
Agent (physically or by fax) of a copy of a Call Option Declaration of Acceptance, there shall immediately come into being (zustande kommen) between Parent (for the one part) and the Company Shareholder specified pursuant to
Section 8.2(a) above in such Call Option Declaration of Acceptance (for the other part) in respect of all Exchangeable Shares held by such Company Shareholder on the date of the Call Option Declaration of Acceptance a share sale and assignment agreement in the form of Schedule 8.4 (each such agreement a "Call Option Sale and Assignment Agreement") but subject to the following modifications:

(a) the name of the Company Shareholder specified in the Call Option Declaration of Acceptance pursuant to Section 8.2(a) above shall be deemed to have been inserted in place of the "." contained in the specification of the "Vendor" at the beginning of Schedule 8.4;

(b) the description of the Exchangeable Shares held by the relevant Company Shareholder contained in the Call Option Declaration of Acceptance pursuant to Section 8.2(b) above shall be deemed to have been inserted in place of the "." contained in Recital (B) of Schedule 8.4.

     8.5  Call Option Consideration.  The consideration payable by Parent to any
          -------------------------
Company Shareholder for Exchangeable Shares acquired by Parent from such Company Shareholder pursuant to a Call Option Sale and Assignment Agreement (the "Call Option Consideration") shall be a number of Consideration Shares equal to such number of Consideration Shares as would, pursuant to the provisions of Article VII, have been payable to such Company Shareholder in return for such Exchangeable Shares if on the date on which the relevant Call Option Offer was accepted by Parent such Company Shareholder had sold and transferred such Exchangeable Shares to Parent pursuant to the Put Options (taking due account of any previous acceptances of the Put Option Offers by such Company Shareholder and of the provisos contained in Sections 7.1 (a), 7.2 (a) and 7.3 (a) with regard to the maximum aggregate nominal amount of Exchangeable Shares in respect of which the various Put Option Offers may be accepted) and the provisions of
Section 7.6 shall apply mutatis mutandis. However, if a Call Option Offer is accepted pursuant to Section 8.3 (e) above, Purchaser shall be entitled to withhold such number of Consideration Shares as are, applying the provisions of
Section 6.2 (e)(ii) accordingly, required to procure the release of the attachment.

     8.6  Binding Nature of Call Option Offers.  Each Call Option Offer may be
          ------------------------------------
exercised at any time under any circumstances whatsoever, irrespective of any events or developments (whether foreseeable or unforeseeable) which might in the meantime have occurred. Each Company Shareholder hereby expressly acknowledges that it shall be obliged to perform each Call Option Sale and Assignment Agreement even where this would constitute a particularly grave hardship for any Company Shareholder, and each Company Shareholder hereby waives all defenses and objections which it might otherwise be able to raise in such a case.

                                  ARTICLE IX

                    GENERAL PROVISIONS RELATING TO OPTIONS
                    --------------------------------------

                       9.1  Parent's Option Agent.  Parent hereby irrevocably
                            ---------------------
                  appoints the Escrow Agent:U.S. Bank Trust National Association
                           One California Street, Suite 2550
                           San Francisco, CA 94111
Attn.:  Ann Gadsby

Fax number: 1-415-273-4591as its agent for service (Zustellungsbevollmachtigter) for all notices, communications and declarations of will (Willenserklarungen) as well as for all court-related or arbitration-related documents in respect of, or in connection with, the Put Option Offer and/or the Call Option Offer and, in particular, for the purposes of receiving Put Option Declarations of Acceptance. If any Company Shareholder or the Shareholder Agent cannot deliver or transmit a Put Option Declaration of Acceptance to the Escrow Agent at the address or fax number set out above, such Put Option Declaration of Acceptance may be sent to the Escrow Agent at the business address of Newco by registered post with a certificate of delivery (Einschreiben/Ruckschein), in which case such Put Option Declaration of Acceptance shall be deemed to have been delivered to the Escrow Agent five (5) days after being posted.

                                    9.2  Company Shareholders' Option Agent.
                                         ----------------------------------
                              Each of the Company Shareholders hereby
                              irrevocably appoints the Shareholder Agent: Arno Schloesser solution42 AG

                                    Ernst-Abbe-Strasse 10

                                    25451 Quickborn

                                    Germany

                                    Fax:  49-4106-760-199

as his/her agent for service (Zustellungsbevollmachtigter) for all notices, communications and declarations of will (Willenserklarungen) as well as for all court-related or arbitration-related documents in respect of, or in connection with, the Put Option Offer and/or the Call Option Offer and, in particular, for the purposes of receiving Call Option Declarations of Acceptance. Furthermore, each of the Company Shareholders hereby authorizes the Shareholder Agent as its agent to make Put Option Declarations of Acceptance in the name and on behalf of such Company Shareholder and/or to grant sub-powers of attorney (Untervollmachten) to third parties for this purpose.

     9.3  Consent of shareholders' meeting.  Each Company Shareholder and Newco
          --------------------------------
hereby irrevocably consents to the sale and assignment (in each case in full or in part or by way of successive sales and assignments (vollstandig, teilweise oder schrittweise)) to Parent of any and all shares in Newco held now or at any time in the future by the Company Shareholders.

     9.4  Consent of Newco.   Newco hereby consents to the splitting (Teilung)
          ----------------
(on one or more occasions) of any and all shares in Newco held (now or in the future) by any of the Company Shareholders, where such splitting takes place for the purposes of enabling the relevant Company Shareholder to dispose of (verauBern) a partial share (Teilgeschaftsanteil) in Newco.

     9.5 Parent shall ensure that, in good time (rechtzeitig), all corporate consents, approvals etc. are granted (in particular by the management of Newco and/or the shareholders meeting of Newco and/or shareholders of NewCo other than the Company Shareholders) which are or may at any time in the future be required in order to enable the Company Shareholders to split, sell and/or assign any shares in Newco to Parent (or any successor or permitted assign) pursuant to the terms of any Put Option Sale and Assignment Agreement and/or Call Option Sale and Assignment Agreement.

                                   ARTICLE X

                           INTENTIONALLY LEFT BLANK

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

     11.1 Certain Defined Terms.
          ---------------------

             (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "Accounts" has the meaning set forth in Section 2.6.

          "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) ten percent (10%) or more of any class of equity securities of that Person or any of its Affiliates or (ii) ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

          "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

          "Articles" has the meaning set forth in Section 2.1.

          "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Audited Financial Statements" has the meaning set forth in Section
2.5.

          "Business Condition" with respect to the Company shall refer to the Company's financial or other condition, business as presently conducted, property, results of operations and assets.

          "Business Day" means a day other than a Saturday, Sunday or a day on which banks in Germany or in the State of California are authorized or obligated to close.

          "Calculation Dispute Notice" has the meaning set forth in Section 7.6.

          "Call Option Consideration" has the meaning set forth in Section 8.5.

          "Call Option Declaration of Acceptance" has the meaning set forth in
Section 8.2.

          "Call Option Offer" has the meaning set forth in Section 8.1.

          "Call Option Sale and Assignment Agreement" has the meaning set forth in Section 8.4.

          "Capital Increases" has the meaning set forth in the recitals.

          "Cause" has the meaning set forth in Section 1.7(a)."Closing" has the meaning set forth in Section 1.3.

          "Closing Date" November 2, 2000.

          "Company" has the meaning set forth in Recital B of this Agreement.

          "Company Affiliates" has the meaning set forth in Section 10.1.

          "Company Capital Stock" has the meaning set forth in Section 2.2.



          "Company Employee Plans" has the meaning set forth in Section 2.14.

          "Company Intellectual Property Rights" has the meaning set forth in
Section 2.18.



          "Company Returns" has the meaning set forth in Section 2.17.

          "Company Shareholder" has the meaning set forth in the first paragraph of this Agreement.

          "Confidential Information" has the meaning set forth in Section
2.18(m).

          "Confidentiality Agreement" has the meaning set forth in Section 5.1.

          "Consideration Shares" has the meaning set forth in Section 1.4(e).

          "Contract" has the meaning set forth in Section 2.16.

          "Contribution and Transfer" has the meaning set forth in the recitals.



          "December Financial Statements" has the meaning set forth in Section 2.5.

          "Deductible Amount" has the meaning set forth in Section 6.2(b)."Disclosure Schedule" has the meaning set forth in Article II.

          "Earn-Out Date" has the meaning set forth in Section 1.7(a).

          "Earn-Out Determination" has the meaning set forth in Section 1.7(b).

          "Earn-Out Dispute Notice" has the meaning set forth in Section 1.7(b).

          "Earn-Out Employees" has the meaning set forth in Section 1.7(a).

          "Earn-Out Shares" has the meaning set forth in Section 1.4(c).

          "Employee Benefits" has the meaning set forth in Section 2.14.

          "Escrow Agent" has the meaning set forth in Section 6.2(a).

          "Escrow Fund" has the meaning set forth in Section 6.2(a).

          "Escrow Period" has the meaning set forth in Section 6.2(d).

          "Exchangeable Shares" has the meaning set forth in Recital C.

          "Expiration Date" has the meaning set forth in Section 6.1.

          "Final Earn-Out Determination" has the meaning set forth in Section 1.7(b).

          "Financial Management Report" has the meaning set forth in Section
2.5.

          "Financial Statements" has the meaning set forth in Section 2.5.

          "GAAP" has the meaning set forth in Section 2.5.

          "German GAAP" has the meaning set forth in Section 2.5.

          "Governmental Entity" has the meaning set forth in Section 2.4(c).

          "Improper Business Practices" are those outlined in Section 2.28.

          "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

          "Indemnification Shares" has the meaning set forth in Section 1.4(e).

          "In-Licensed Intellectual Property Rights" has the meaning set forth in Section 2.18(i).

          "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

          "Interim Financial Statements" has the meaning set forth in Section
2.5.

          "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

          "IP Loss" has the meaning set forth in Section 6.2(b). "Key Employees" has the meaning set forth in Section 8.13.

          "Law" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law, whether in Germany or in the United States, any foreign country, or any domestic or foreign state, country, city or other political subdivision, of any Governmental Entity.

          "Leased Real Property" has the meaning set forth in Section 2.19."Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

          "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

          "Liens" means any mortgage, pledge, security interest, lien, easement or other equivalent encumbrance , or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable law or in the ordinary course of business.

          "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, amounts required to be paid pursuant to indemnification obligations, deficiencies, losses (including lost profits or diminution in value but excluding loss in share value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (a) the investigation or defense of any Third Party Claims or (b) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

          "Market Price" means US$ 36.70

          "NASD" means the National Association of Securities Dealers, Inc.

          "New Shares" has the meaning set forth in Section 6.2(d)(ii).

          "Newco" has the meaning set forth in the first paragraph of this Agreement."NNM" means the distinct tier of The Nasdaq Stock Market referred to as The Nasdaq National Market.

          "Non-De Minimis Loss" has the meaning set forth in Section 6.2(b).

          "Non-Prevailing Party" has the meaning set forth in Section 6.2(h).

          "Officer's Certificate" has the meaning set forth in Section 6.2(e).

          "Owned Property" has the meaning set forth in Section 2.19.

          "Parent" has the meaning set forth in the first paragraph of this Agreement.

          "Parent Common Stock" has the meaning set forth in the recitals.

          "Parent Indemnitees" has the meaning set forth in Section 6.2(b).

          "Pensions" has the meaning set forth in Section 2.14.

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental Entity.

          "Put Option I Declaration of Acceptance" has the meaning set forth in
Section 7.1.

          "Put Option II Declaration of Acceptance" has the meaning set forth in
Section 7.2.

          "Put Option III Declaration of Acceptance" has the meaning set forth in Section 7.3.

          "Put Option I Offer" has the meaning set forth in Section 7.1.

          "Put Option II Offer" has the meaning set forth in Section 7.2.

          "Put Option III Offer" has the meaning set forth in Section 7.3.

          "Put Option Sale and Assignment Agreement" has the meaning set forth in Section 7.3.

          "Registered Company Intellectual Property Right" has the meaning set forth in Section 2.18.

          "Registration Statement" has the meaning set forth in Section 5.12.

          "Remaining Employees" has the meaning set forth in Section 1.7(a).

          "Retention Portion" has the meaning set forth in Section 7.5(a)(iii).

          "Rule 144" has the meaning set forth in Section 5.8.

          "SEC" has the meaning set forth in Section 5.8.

          "Securities Act" has the meaning set forth in the recitals.

          "Service Providers" has the meaning set forth in Section 2.18.

          "Share Capital Increases" has the meaning set forth in the recitals.

          "Share Exchange" has the meaning set forth in Section 1.3.

          "Shareholder Agent" has the meaning set forth in Section 6.2.

          "Subsidiary" means any Person in which the Company or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

          "Surviving Warranties" has the meaning set forth in Section 6.1.

          "Tax Authority" has the meaning set forth in Section 2.17.

          "Tax," "Taxes" and "Taxable" have the respective meanings set forth in
Section 2.17.

          "Third Party Claim" has the meaning set forth in Section 6.2(j).



          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits and Schedules, such reference shall be to an Exhibit and Schedules to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under German GAAP.

     11.2 Notice  All notices and other communications required or permitted
          ------
under this Agreement shall be in writing and shall be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they designate by notice to all other parties in accordance with this Section 14.2. Any party delivering notice to Company or the Company Shareholders or the Shareholder Agent, shall also deliver a copy to: Freshfields Bruckhaus Deringer, Taunusanlage 11, D-60329 Frankfurt am Main, Attn: Dr. Henning Oesterhaus. Any party delivering notice to Parent or the Escrow Agent shall also deliver a copy to: Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA 94303, Attn: Timothy R. Curry, Esq. and to Baker McKenzie Bethmannstrasse 50-54, 60311 Frankfurt/M., Germany, , Attn:
Rainer Stachels. All notices and communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery;
(ii) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the second Business Day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth Business Day following such mailing.

     11.3 Entire Agreement  This Agreement, the exhibits and schedules hereto,
          ----------------

and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

     11.4 Binding Effect; Assignment  This Agreement and the various rights and
          --------------------------
obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party; provided, however, that Parent may, without such written consent, assign its rights in connection with a merger of Parent with or into another entity to such entity or an Affiliate of such entity, in the course of a sale of all or substantially all of Parent' assets to the acquiror thereof or to its Affiliates or in the course of a reorganization involving Parent.

     11.5 Waiver; Consent  This Agreement may not be changed, in whole or in
          ---------------
part, except by a writing executed by the parties hereto; and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto; provided, however, that a writing executed by Company Shareholders that held immediately prior to the closing at least a majority of the shares of outstanding Company Capital Stock shall constitute a writing executed by all Company Shareholders. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     11.6 Third-Party Beneficiaries  Except as otherwise expressly provided
          -------------------------
for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

     11.7 Counterparts  This Agreement may be executed in multiple counterparts,
          ------------
each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     11.8 Severability  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. It is the intent of the parties to replace the invalid or unenforceable provision by a valid and enforceable one, which as far as legally possible implements their commercial intents.

     11.9 Governing Law; Arbitration  This Agreement shall in all respects be
          --------------------------
construed in accordance with and governed by the substantive laws of Germany without giving effect to the choice of law principles thereof which would result in the application of the laws of another jurisdiction. The parties shall seek to resolve through good faith discussion any dispute which may arise under or in connection with this Agreement. Any such dispute, controversy of claim shall be settled finally through arbitration conducted in accordance with the Arbitration Rules adopted by the German Institute of Arbitration e.V. (DIS) (the "Rules") as in force from time to time without recourse to the ordinary courts of law. For the purposes of such arbitration, if within thirty (30) days of the filing of a claim as provided in the Rules the parties have not reached agreement upon the appointment of one (1) arbitrator and the identity of such person, there shall be a board of arbitrators consisting of three (3) members, the first to be appointed by the Parent, the second by the Shareholder Representative, or, if such dispute occurs prior to Closing, the Company, and the third by the first two (2) arbitrators within fourteen (14) days of their appointment or failing agreement by application of the Rules. The place of arbitration shall be Frankfurt/Main, Germany and all arbitration proceedings shall be conducted in the English language and shall be final and binding on the parties and shall not be appealed to any court of law. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. To the maximum extend permitted by applicable law, the parties waive any right they may otherwise have to appeal with respect to an arbitral award or to refer any question of law arising in the course of the arbitration to the courts of Germany or elsewhere.

     11.10  Attorneys' Fees  If any action at law or in equity is necessary to
            ---------------
enforce or interpret the terms of this Agreement or to protect the rights obtained under this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     11.11  Tax Matters  Each of the parties to this Agreement acknowledges
            -----------
and agrees that any amounts payable under this Agreement shall be subject to all applicable withholding requirements.

     11.12  Captions  The Article and Section headings of this Agreement are
            --------
inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

     IN WITNESS THEREOF this public deed has been read aloud in its entirety in the presence of the appeared persons and in my presence. After reading this public deed has been found to be correct and approved by the appeared persons. After that the appeared persons have signed the public deed in my presence, whereupon I, the notary public, have also signed this public deed and affixed my official seal.

     BASLE, this 2nd (second) day of November 2000 (two thousand)


                                   /s/  Olaf Gerber

                                   /s/  Dirk Herrmann

                                   /s/  Dr. P. Wamister, Notary


/Notary Seal/


Allg.Prot.2000/Nr./163

02 Nov. 2000

                                  SCHEDULE 7.5

                    PUT OPTION SALE AND ASSIGNMENT AGREEMENT



                     AGREEMENT FOR THE SALE AND ASSIGNMENT

                                  OF SHARES IN
                              PORTAL SOLUTION GMBH

                                    between:


(1)  . (in this Agreement also referred to as the Vendor)

                                      and

(2)  Portal Software, Inc. (in this Agreement also referred to as the Purchaser)

     Recitals

     (A) The Vendor and the Purchaser are shareholders of Portal Solution GmbH (in this Agreement also referred to as Newco).

     (B)  The Vendor currently holds the following share(s) in Newco:

               .

     (C) By an Investment Agreement dated 2 November 2000 concluded between (inter alia) the Purchaser and the Vendor (in this Agreement also referred to as the Investment Agreement) the Purchaser granted the Vendor various put options by which the Vendor could sell and transfer to the Purchaser all or any part of the share(s) in Newco held by the Vendor from time to time.

     (D) Having accepted the . made to it by the Purchaser in the Investment Agreement, the Vendor intends, subject to, and in accordance with, the terms and conditions of this Agreement, to sell and transfer one or more shares (Geschaftsanteile) or partial shares (Teilgeschaftsanteile) in Newco to the Purchaser and the Purchaser intends to purchase and acquire such share(s) or partial share(s) from the Vendor.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     Interpretation

     1. In this Agreement the headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

     Splitting of Share

     2. The Vendor hereby splits its share in Newco in the nominal amount of DM . into the following shares:

(a)  a share in the nominal amount of DM .; and

(b)  a share in the nominal amount of DM ..

     Sale and Assignment of Share(s) Sold

     3.1 The Vendor hereby sells the following share(s) in Newco (in this Agreement also referred to as the Share(s) Sold) to the Purchaser at a price equal to the Put Option Price (as defined in Article VII of the Investment Agreement):

               .

     The Put Option Price shall be payable to the Vendor as specified in Section
7.6 of the Investment Agreement.

     3.2 The Vendor hereby assigns the Share(s) Sold to the Purchaser subject to the condition precedent of receipt by the Vendor of the Put Option Price. The Purchaser hereby accepts such assignment.

     Ancillary Rights/Dividend Entitlement

     4. The sale and assignment of the Share(s) Sold shall include all rights and claims connected therewith (including the right to receive dividends), but the Vendor shall be entitled to any dividends on such Share(s) Sold that are declared and payable to holders of record prior to the date when ownership of the Share(s) Sold passes to the Purchaser.


     Warranties

5. The Vendor warrants to the Purchaser that it has not previously disposed of (verfugen uber) or otherwise encumbered (belastet) the Share(s) Sold. Otherwise, the Share(s) Sold are being sold to the Purchaser under exclusion of all representations and warranties (unter AusschluB der Gewahrleistung im ubrigen).

     Right of Withdrawal

     6. The Vendor shall by notice in writing to the Purchaser be entitled to withdraw from this Agreement (Rucktritt vom Vertrag) and claims damages from the Purchaser if the Purchaser fails to pay the Put Option Price as required by
Section 7.6 of the Investment Agreement.

     Costs

     8. Each party shall bear its own costs incurred or to be incurred in connection with the preparation, negotiation and implementation of this Agreement. The Vendor shall bear the costs of notarization of the acceptance of the offer to conclude this Agreement. If under provisions of German law in force on the date of conclusion of this Agreement, the sale of the Share(s) Sold is subject to compulsory value added tax (Umsatzsteuer) or similar transfer taxes or stamp duties, such taxes shall be borne by the Vendor.

     Final Provisions

10. The provisions of Section 11.8 (Severability) and 11.9 (Governing Law, Arbitration) of the Investment Agreement shall apply accordingly to this Agreement.

                                  SCHEDULE 8.4

                   CALL OPTION SALE AND ASSIGNMENT AGREEMENT



                     AGREEMENT FOR THE SALE AND ASSIGNMENT

                                  OF SHARES IN
                              PORTAL SOLUTION GMBH

                                    between:


(1)  . (in this Agreement also referred to as the Vendor)

                                      and

(2)  Portal Software, Inc. (in this Agreement also referred to as the Purchaser)


     Recitals

     (A) The Vendor and the Purchaser are shareholders of Portal Solution GmbH (in this Agreement also referred to as Newco).

     (B)  The Vendor currently holds the following share(s) in Newco:

     (C) By an Investment Agreement dated 2 November 2000 concluded between (inter alia) the Purchaser and the Vendor (in this Agreement also referred to as the Investment Agreement) the Vendor granted the Purchaser a call option by which the Purchaser could purchase and acquire from the Vendor all (but not merely part) of the shares in Newco held by the Vendor at the date of exercise of the call option.

     (D) Since the Purchaser has now exercised the call option, the Vendor intends, subject to, and in accordance with, the terms and conditions of this Agreement, to sell and transfer all of the shares (Geschaftsanteile) in Newco held by him/her to the Purchaser and the Purchaser intends to purchase and acquire such shares from the Vendor.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

Interpretation
--------------

     1. In this Agreement the headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

Sale and Assignment of Shares Sold
----------------------------------

     2.1 The Vendor hereby sells all of the shares held by him in Newco (in this Agreement also referred to as the Shares Sold) to the Purchaser.

     2.2 The Vendor hereby assigns the Shares Sold to the Purchaser subject to the condition precedent of full payment to the Vendor of the Call Option Consideration (as defined in Section 8.5 of the Investment Agreement). The Purchaser hereby accepts such assignment.

     2.3 The Call Option Consideration shall be payable to the Vendor as specified in Section 8.5 of the Investment Agreement.

     2.4 If under provisions of German law in force on the date of conclusion of this Agreement, the sale of the Shares Sold is subject to compulsory value added tax (Umsatzsteuer) or similar transfer taxes or stamp duties, such taxes shall be borne by the Vendor.

Ancillary Rights/Dividend Entitlement
-------------------------------------

     3. The sale and assignment of the Shares Sold shall include all rights and claims connected therewith (including the right to receive dividends), but the Vendor shall be entitled to any dividends on such Shares Sold that are declared and payable to holders of record prior to the date on which ownership of the Shares Sold passes to the Purchaser.

Warranties
----------

4. The Vendor warrants to the Purchaser that it has not previously disposed of (verfugen uber) or otherwise encumbered (belastet) the Shares Sold. With the exception of the warranty contained in the preceding sentence, the sale of the Shares Sold takes place under exclusion of all warranties whatsoever (unter AusschluB jedweder Gewahrleistung).

Right of Withdrawal
-------------------

     5. The Vendor shall by notice in writing to the Purchaser be entitled to withdraw from this Agreement (Rucktritt vom Vertrag) and claims damages from the Purchaser if the Purchaser fails to pay the Call Option Consideration as required by Section 8.5 of the Investment Agreement.

Costs
-----

     6. Each party shall bear its own costs incurred or to be incurred in connection with the preparation, negotiation and implementation of this Agreement. The Vendor shall bear the costs of notarisation of the acceptance of the offer to conclude this Agreement.

Final Provisions
----------------

     7. The provisions of Clauses 11.8, and 11.9 of the Investment Agreement shall apply accordingly to this Agreement.